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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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AmerisourceBergen Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AmerisourceBergen Corporation

Notice of 2017 Annual Meeting and Proxy Statement

AmerisourceBergen®

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	2:00 p.m., Eastern Time, on Thursday, March 2, 2017
PLACE:	Sofitel Philadelphia 120 South 17th Street Philadelphia, PA 19103
ITEMS OF BUSINESS:	1.
To elect the ten nominees named in the accompanying proxy statement (or, if necessary, any substitute nominees selected by the Board of Directors) as a director, each to serve until the 2018 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;
	2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017;
	3.	To conduct an advisory vote to approve the compensation of our named executive officers;
	4.	To conduct an advisory vote on the frequency of a stockholder vote on the compensation of our named executive officers;
	5.	To approve an amendment to our certificate of incorporation so that directors may be removed with or without cause; and
	6.	To transact any other business properly coming before the meeting.
WHO MAY VOTE:	Stockholders of record on January 3, 2017.
DATE OF AVAILABILITY:	This notice and proxy statement, together with our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, are being made available to stockholders on or about January 20, 2017.

By order of the Board of Directors,

HYUNG J. BAK Vice President, Group General Counsel and Secretary

Important Notice Regarding Availability of Proxy Materials for AmerisourceBergen's
Annual Meeting of Stockholders to be Held on March 2, 2017.

The proxy statement and Annual Report on Form 10-K are available at www.amerisourcebergen.com.

January 20, 2017

Dear Stockholder:

We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders on Thursday, March 2, 2017 at 2:00 p.m. Eastern Time. The meeting will be held at the Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania. The Notice of the 2017 Annual Meeting of Stockholders and the proxy statement describe the items of business for the meeting. At the meeting we will also report on AmerisourceBergen's performance and operations during fiscal year 2016 and respond to stockholder questions.

Your vote is very important. Whether or not you plan to attend the 2017 Annual Meeting of Stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

At AmerisourceBergen, we believe that effective governance is critical to a successful long-term strategy. We remain committed to a strong and independent Board and constructive shareholder engagement. On behalf of the entire Board, we encourage you to read more about our robust governance structure in the enclosed proxy statement.

Thank you for your support.

Sincerely,

STEVEN H. COLLIS Chairman, President & Chief Executive Officer	JANE E. HENNEY, M.D. Lead Independent Director

JANUARY 20, 2017

AMERISOURCEBERGEN CORPORATION
1300 MORRIS DRIVE
CHESTERBROOK, PA 19087

PROXY STATEMENT

Page
Highlights of our Corporate Governance Practices and Policies	1
About the 2017 Annual Meeting of Stockholders and Voting at the Meeting	3
Election of Directors (Item 1 on the Proxy Card)	6
Additional Information about the Directors, the Board and the Board Committees	14
Codes of Ethics	18
Corporate Governance	19
Stockholder Engagement	24
Stockholder Recommendations for Director Nominees	24
Audit Matters	25
Audit Committee Financial Expert	25
Report of the Audit and Corporate Responsibility Committee	25
Policy for Pre-Approval of Audit and Non-Audit Services	26
Independent Registered Public Accounting Firm's Fees	27
Ratification of Appointment of Ernst & Young LLP as AmerisourceBergen's Independent Registered Public Accounting Firm for Fiscal Year 2017 (Item 2 on the Proxy Card)	27
Compensation Committee Matters	28
Executive Compensation	30
Compensation Discussion and Analysis	30
Compensation Committee Report	42
Executive Compensation Tables	42
Employment Agreements	48
Potential Payments Upon Termination of Employment or Change in Control	49
Certain Transactions	54
Advisory Vote to Approve the Compensation of our Named Executive Officers (Item 3 on the Proxy Card)	56
Beneficial Ownership of Common Stock	56
Equity Compensation Plan Information	59
Advisory Vote on the Frequency of a Stockholder Vote on the Compensation of our Named Executive Officers (Item 4 on the Proxy Card)	60
Approval of an Amendment to AmerisourceBergen's Certificate of Incorporation to Provide for the Right of Stockholders to Remove Directors With or Without Cause (Item 5 on the Proxy Card)	61
Section 16(a) Beneficial Ownership Reporting Compliance	62
Availability of Form 10-K	62
Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	62
Appendix A—Supplemental Information: GAAP to Non-GAAP Reconciliation	A-1
Appendix B—Certificate of Amendment to Amended and Restated Certificate of Incorporation	B-1

HIGHLIGHTS OF OUR CORPORATE GOVERNANCE PRACTICES AND POLICIES

Our Board consistently seeks to implement leading practices and policies in corporate governance, with emphasis on maintaining the Board's independence to provide effective oversight of management and ensure accountability to our stockholders. In fiscal 2016, we took a number of actions to further enhance our governance processes, including the adoption of proxy access for director nominations. Below, we highlight our key corporate governance practices and policies:

Board of Directors
Independence	The majority of our directors are independent (8 out of 10). Our corporate governance principles require us to maintain a minimum of 70% independent directors on our Board (see page 7).

Independence of Key Oversight Committees	All members of our Audit and Corporate Responsibility Committee, Compensation and Succession Planning Committee and Governance and Nominating Committee are independent and meet applicable SEC and NYSE standards (see page 22).

Lead Independent Director	Our corporate governance principles require the election of a Lead Independent Director whenever our Chief Executive Officer also serves as Chairman of the Board and clearly define the Lead Independent Director's authority and significant responsibilities in the governance of our Board. The Lead Independent Director is elected annually by a majority of the independent directors (see pages 19-20).

Diversity	Our directors have diverse business experiences, backgrounds and expertise in a wide range of fields, all of which are critical to understanding our businesses, competitive position and risks. Our Board has a long-standing receptiveness to gender and ethnic diversity (see page 8).

Overboarding Policy	Our policy regarding a director's service on the boards of other public companies is more restrictive than most. If our Chief Executive Officer serves as a director, he or she may only serve on the board of one other public company. Non-employee directors should not serve on more than 3 other public company boards (see page 8).

Tenure Policy	Our policy for directors' tenure provides that a director will resign at the annual meeting of stockholders following his or her 75th birthday or when his or her employment or principal business association changes materially. A director who is an employee will resign when he or she retires or is no longer employed by us.

Succession Planning	We undertake succession planning and maintain an emergency succession plan for our Chief Executive Officer (see page 20).

Refreshment	4 of our 9 non-employee directors have joined the Board in the last 5 years.

Annual Evaluation Process	Our Board has a comprehensive annual evaluation process for directors and each committee, which is led by the Chair of our Governance and Nominating Committee. Either the Chair of our Governance and Nominating Committee or an independent, third-party governance expert interviews each director to obtain his or her assessment of the effectiveness of the Board and the Committees on which he or she serves, as well as director performance and Board dynamics. In 2016, the interview process was led by the Chair of our Governance and Nominating Committee, who is also our Lead Independent Director. The full Board reviews and discusses the results of the evaluation process. The Governance and Nominating Committee and the full Board also conduct an annual review and update of our corporate governance principles and committee charters (see page 21).

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Risk Oversight	Our full Board and Board committees actively engage in risk management and assessment for all aspects of our business, including our compensation policies and practices, with specific responsibilities for risk oversight designated in the charters for Board committees and our corporate governance principles. Our corporate officers and senior managers report on risk exposure at regular intervals to the appropriate committee or full Board.

Stockholder Communication and Engagement	Our corporate governance principles outline the procedures for stockholders to communicate and seek engagement with our Board (see pages 24 and 62).
Executive Compensation
Alignment with Stockholders' Interests	We align executive compensation with AmerisourceBergen Corporation's performance through performance metrics. We also require executives to adhere to stock ownership guidelines and holding requirements that align their interests with those of our stockholders and encourage long-term growth (see page 30).

Clawback	We have the right to claw back the value of cash and equity awards held by current and former executives as a result of misconduct (including misconduct that leads to the restatement of our financial statements) (see page 39).

Independent Compensation Consultant	The consultant to our Compensation and Succession Planning Committee provides no other services to AmerisourceBergen Corporation (see page 28).
Rights of Stockholders
Annual Election of Directors	We have declassified our Board so that all directors are elected annually.

Majority Vote Standard	Our bylaws and corporate governance principles establish majority voting standards for the election of directors and require each director nominee to tender an irrevocable resignation prior to each annual meeting in the event an incumbent director does not receive the required votes for re-election (see page 21).

Removal of Directors With or Without Cause	Our Board amended our bylaws so that stockholders can remove directors with or without cause and recommended the solicitation of stockholder approval of a conforming amendment to our certificate of incorporation (see page 61).

Right to Call Special Meetings	Stockholders with at least 25% of the outstanding shares of our common stock have the right to call special meetings.

Proxy Access	A stockholder, or a group of up to 20 stockholders, who have continuously owned at least 3% of our outstanding common stock for 3 years or more may nominate directors to fill up to the greater of 2 or 20% of the available board seats (see page 24).

Annual Say-on-Pay Vote	Our Board previously adopted our stockholders' strong preference for an annual say-on-pay vote and recommends that stockholders again vote in favor of the annual advisory vote on the compensation of our named executive officers. (see page 56).

No Supermajority Requirement	Majority vote is required for stockholder action.

No Poison Pill	Our Board adopted our stockholders' preference to redeem AmerisourceBergen Corporation's "poison pill" stockholder rights agreement.

For further details, please see the full discussion relating to our corporate governance policies and practices and our leadership structure in this proxy statement under the section titled "Corporate Governance."

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ABOUT THE 2017 ANNUAL MEETING OF STOCKHOLDERS AND VOTING AT THE MEETING

Why am I being furnished this proxy statement?

The Board of Directors of AmerisourceBergen Corporation (the "Company," "AmerisourceBergen," "we" or "us") is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2017 Annual Meeting of Stockholders to be held on March 2, 2017, and at any adjournments thereof. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 accompanies this notice and proxy statement, but is not incorporated as a part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

What if I received a Notice of Internet Availability of Proxy Materials?

We are providing access to our proxy materials over the Internet. Accordingly, on or about January 20, 2017, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request a printed copy of our proxy materials for the 2017 Annual Meeting of Stockholders. If you wish to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

You may vote if you owned shares of our common stock ("Common Stock") as of the close of business on January 3, 2017, which is the record date. You are entitled to one vote for each share of Common Stock that you own. As of January 3, 2017, we had 216,991,541 shares of Common Stock outstanding.

What shares can I vote?

You may vote all shares owned by you as of the close of business on January 3, 2017, the record date. These shares include:

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  Shares held directly in your name as the stockholder of record.

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  Shares of which you are the beneficial owner but not the stockholder of record. These are shares that are held for you through a broker, trustee or other nominee such as a bank, including shares purchased through any 401(k) plan or our employee stock purchase plan.

How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

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  By Internet—We encourage you to vote and submit your proxy over the Internet at www.envisionreports.com/ABC.

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  By telephone—You may vote and submit your proxy by calling 1-800-652-VOTE (8683).

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  By mail—If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank, broker or other nominee, you may vote by completing and signing the voting instruction form that the bank, broker or other nominee will provide to you, or by using telephone or Internet voting arrangements described on the voting instruction form, the Notice or other materials that the bank, broker or other nominee will provide to you.

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May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the polls close at the meeting. You may revoke your proxy by:

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  Changing your vote in the manner described below.

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  Notifying Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 in writing that you are revoking your proxy before it is voted at the meeting.

If you hold your shares through an account with a bank or broker, your ability to revoke your proxy depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

May I change my vote?

You may change your vote at any time before the polls close at the meeting. You may change your vote by:

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  Signing another proxy card with a later date and returning it to us prior to the meeting.

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  Voting again over the Internet or by telephone prior to 2:00 p.m., Eastern Time, on March 2, 2017.

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  Voting at the meeting if you are the stockholder of record.

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  Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

If you hold your shares through an account with a bank or broker, your ability to change your vote depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

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  For the election of the ten nominees for director named on page 7 of this proxy statement;

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  For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017;

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  For the approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement;

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  For the approval, on an advisory basis, of conducting an advisory vote on the compensation of our named executive officers every year;

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  For the approval of an amendment to our certificate of incorporation to provide for the right of stockholders to remove directors with or without cause; and

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  In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

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What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of your shares. We recommend that you consolidate as many accounts as possible under the same name and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, Computershare, at 1-866-233-1957.

Will my shares be voted if I do not provide my proxy?

If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares.

If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of our independent registered public accounting firm (Item 2 on the Proxy Card) is considered a routine matter for which banks and brokers may vote without specific instructions from their customers.

May stockholders ask questions at the meeting?

Yes. Representatives of AmerisourceBergen will answer stockholders' questions of general interest at the end of the meeting. In order to be eligible to ask questions at the meeting, you must be able to establish that you are a stockholder either as of January 3, 2017 or as of the date of the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of the shares of our Common Stock outstanding as of January 3, 2017 must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Shares voted by banks or brokers on behalf of beneficial owners are also counted as present at the meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting. Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

How many votes are needed for each proposal and how are the votes counted?

The affirmative vote of a majority of the votes cast will be required for the election of each director (Item 1 on the Proxy Card).

A majority of the votes cast means that the votes cast "for" a director exceed the number of votes cast "against" that director. Abstentions and broker non-votes are disregarded when determining if a majority of the votes have been cast in favor of a director.

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote will be required for:

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  The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year (Item 2 on the Proxy Card);

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  The approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement (Item 3 on the Proxy Card);

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  The approval, on an advisory basis, of the frequency of a stockholder vote on the compensation of our named executive officers (Item 4 on the Proxy Card); and

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  Any other proposal that might properly come before the meeting.

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The affirmative vote of the holders of a majority of the shares of our Common Stock outstanding will be required to approve the proposed amendment to our certificate of incorporation (Item 5 on the Proxy Card).

Abstentions will be counted toward the tabulation of votes cast on Items 2, 3, 4 and 5, and will have the effect of negative votes. Under NYSE rules, Item 2 is considered a routine matter on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. However, Items 1, 3, 4 and 5 are not considered routine matters under NYSE rules, and brokers will not be permitted to vote on Items 1, 3, 4 and 5 unless the beneficial owners provide voting instructions. Broker non-votes will not be counted toward the tabulation of votes on Items 1, 3, 4 and 5, and will have the effect of negative votes with respect to Item 5 because the standard for approval of Item 5 is the affirmative vote of the holders of a majority of shares outstanding.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is AmerisourceBergen aware of any other item of business that will be presented at the meeting?

We are not aware of any other business to be presented at the 2017 Annual Meeting of Stockholders. However, if any other matter should properly come before the 2017 Annual Meeting of Stockholders, the enclosed proxy confers discretionary authority with respect to such matter.

Will there be any further solicitation of proxies for the meeting?

Our directors, officers and employees may solicit proxies by telephone or in person. In addition, we have hired Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 to assist us in soliciting proxies, if necessary. Morrow may solicit proxies by telephone or in person. We will pay Morrow a fee of $11,500, plus expenses, for providing such services. All costs and expenses of any solicitation, including the cost of preparing this proxy statement and posting it on the Internet and mailing the Notice of Internet Availability of Proxy Materials, will be borne by AmerisourceBergen.

Will AmerisourceBergen reimburse any expenses of banks, brokers, nominees and fiduciaries?

Yes, we will reimburse the expenses of banks, brokers, nominees and fiduciaries that send notices, proxies and proxy materials to our stockholders for such service.

Will the directors be in attendance at the meeting?

We currently expect all of our directors to be in attendance at the 2017 Annual Meeting of Stockholders. It has been customary for our directors to attend our annual meetings. All of our directors attended the 2016 Annual Meeting of Stockholders.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

How often are directors elected?

Directors are elected annually. Any nominee who is elected to serve as a director at our 2017 Annual Meeting of Stockholders will be elected to serve a term of one year. Similarly, any director who is appointed to fill a vacancy on the Board will serve until the next annual meeting of stockholders after his or her appointment and until his or her successor is elected and qualified.

What is the size of the Board of Directors?

The size of the Board of Directors is ten.

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Who are this year's nominees?

Ornella Barra, Steven H. Collis, Douglas R. Conant, D. Mark Durcan, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long and Henry W. McGee.

Which of this year's nominees are independent?

Mr. Conant, Mr. Durcan, Mr. Gochnauer, Mr. Greenberg, Dr. Henney, Ms. Hyle, Mr. Long and Mr. McGee are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual and in our corporate governance principles).

Are there any family relationships among AmerisourceBergen's directors and executive officers?

No.

What is the term of office for which this year's nominees are to be elected?

The nominees are to be elected for a term of one year and are expected to hold office until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified.

What if a nominee is unwilling or unable to serve?

Each nominee for director has consented to his or her nomination and, so far as the Board of Directors and management are aware, intends to serve a full term as a director if elected. However, if any of the nominees should become unavailable or unable to stand for election prior to the election, the shares represented by proxies may be voted for the election of substitute nominees selected by the Board of Directors.

Why does Walgreens Boots Alliance designate a nominee?

Pursuant to the Shareholders Agreement between AmerisourceBergen and Walgreens Boots Alliance, Inc. (as successor in interest to Walgreen Co. and Alliance Boots GmbH), Walgreens Boots Alliance has the right to designate a director to our Board once Walgreens Boots Alliance and certain of its subsidiaries collectively own five percent or more of our Common Stock. On May 1, 2014, Walgreens Boots Alliance notified us that they had acquired at least five percent of our Common Stock. Ms. Barra, Co-Chief Operating Officer of Walgreens Boots Alliance, has been designated by Walgreens Boots Alliance to serve on our Board. She was appointed to the Board on January 16, 2015 and is a current nominee for election as director. In addition, upon the acquisition in full by Walgreens Boots Alliance and its subsidiaries of 19,859,795 shares of AmerisourceBergen in the open market, Walgreens Boots Alliance will be entitled to designate a second director to the Board of Directors. For so long as Walgreens Boots Alliance has a right to designate a director to the Board, subject to certain exceptions, including matters related to acquisition proposals, Walgreens Boots Alliance and its subsidiaries will be obligated to vote their shares in accordance with our Board on all matters submitted to a vote of our stockholders. Please refer to "Certain Transactions" on Page 54 of this proxy statement and our Current Report on Form 8-K filed on March 20, 2013 for more detailed information regarding the Shareholders Agreement and related agreements and arrangements.

How does our Governance and Nominating Committee identify and evaluate director nominees?

Our Governance and Nominating Committee seeks director nominees who possess qualifications, experience, attributes and skills that will enable them to contribute meaningfully to the leadership of our Board and to effectively guide and supervise management in driving AmerisourceBergen's growth and financial and operational performance. Each director nominee should:

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  possess the highest personal and professional ethics, integrity and values;

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  be committed to representing the long-term interests of our stockholders; and

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  have an inquisitive and objective perspective, practical wisdom and mature judgment.

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Each nominee should also have sufficient time to effectively carry out his or her duties as a director. Except for the Chief Executive Officer of AmerisourceBergen who may serve on the board of no more than one other public company, director nominees may serve on no more than three other public company boards.

In addition, our Governance and Nominating Committee has identified the following expertise, experience, attributes and skills that are particularly relevant to AmerisourceBergen:

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  Corporate governance

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  Distribution and logistics

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  Executive compensation

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  Executive leadership

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  Financial literacy

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  Global markets

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  Healthcare

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  Information Technology

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  Regulatory

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  Risk oversight

We do not have a specific diversity policy, but we seek individuals with diverse backgrounds, skills and expertise to serve on our Board, including women and minorities. We believe that diversity is essential to encourage fresh perspectives, enrich the Board's deliberations and avoid the dominance of a particular individual or group over the Board's decisions. The Governance and Nominating Committee may consider and evaluate director nominees identified by our stockholders as described below in the section titled "Stockholder Recommendations for Director Nominees."

Below are each nominee's biography and an assessment of the above-mentioned expertise, experience, attributes and skills that the nominee possesses.

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Biographical information about our nominees:

ORNELLA BARRA Age: 63 Director since January 2015 Member of our Finance Committee

Principal Occupation, Business Experience and Directorships

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Co-Chief Operating Officer of Walgreens Boots Alliance, Inc.

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Executive Vice President of Walgreens Boots Alliance, Inc. and President and Chief Executive of Global Wholesale and International Retail from January 2015 until June 2016

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Chief Executive, Wholesale and Brands of Alliance Boots GmbH from September 2013 until January 2015

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Chief Executive of Pharmaceutical Wholesale Division of Alliance Boots GmbH from January 2009 until September 2013

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Prior to her role as Chief Executive of Pharmaceutical Wholesale Division, Ms. Barra was Wholesale and Commercial Affairs Director and a Board member of Alliance Boots plc

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Prior to the merger of Alliance UniChem Plc and Boots Group plc, Ms. Barra was Executive Director of Alliance UniChem Plc, having been appointed to its Board in 1997 when Alliance Sante merged with UniChem Plc

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Member of Board of Directors of Assicurazioni Generali, one of the largest Italian insurance companies, since April 2013

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Honorary Professor of the University of Nottingham's School of Pharmacy

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Ms. Barra was a member of the Board of Directors of Alliance Boots GmbH between June 2007 and February 2015 and was Chairman of its Corporate Social Responsibility Committee from 2009 to 2014

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Member of the Board of International Federation of Pharmaceutical Wholesalers, Inc.

Key Attributes, Expertise, Experience and Skills:

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Global Markets: Demonstrated expertise and understanding of global markets by leading and expanding international operations of multinational company.

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Healthcare and Distribution Expertise: Heads global wholesale and international retail operations for Walgreens Boots Alliance. Acquired extensive experience in pharmaceutical wholesale distribution and pharmaceutical retail industries through long career at Alliance Boots and predecessor companies, and trained as a pharmacist.

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Risk Oversight: Serves as Co-Chief Operating Officer of Walgreens Boots Alliance and as a director of one of the largest insurance companies in Italy.

STEVEN H. COLLIS Age: 55 Chairman of the Board since March 2016 Director since May 2011 Member of our Executive Committee

Principal Occupation, Business Experience and Directorships

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President and Chief Executive Officer of AmerisourceBergen Corporation since July 2011 and Chairman since March 2016

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President and Chief Operating Officer of AmerisourceBergen Corporation from November 2010 to July 2011

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Executive Vice President and President of AmerisourceBergen Drug Corporation from September 2009 to November 2010

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Executive Vice President and President of AmerisourceBergen Specialty Group from September 2007 to September 2009

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Senior Vice President of AmerisourceBergen Corporation and President of AmerisourceBergen Specialty Group from August 2001 to September 2007

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Mr. Collis has held a variety of other positions with AmerisourceBergen Corporation and its predecessors since 1994

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Member of the Board of International Federation of Pharmaceutical Wholesalers, Inc. and CEOs Against Cancer (PA Chapter)

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Previously served as a Member of the Board of Thoratec Corporation from 2008 to 2015

Key Attributes, Expertise, Experience and Skills:

■

Healthcare and Distribution Expertise: Has held various senior executive leadership positions with AmerisourceBergen Corporation and has extensive business and operating experience in wholesale pharmaceutical distribution and in-depth knowledge of the healthcare distribution and services market.

■

Global Markets: Leads multinational company that has significantly expanded international operations.

■

Governance and Risk Oversight: Serves as Chairman, President and Chief Executive Officer and director of AmerisourceBergen and previously served as director of Thoratec Corporation.

9

DOUGLAS R. CONANT Age: 65 Director since January 2013 Member of our Compensation and Succession Planning Committee and our Governance and Nominating Committee

Principal Occupation, Business Experience and Directorships

■

Founder and Chief Executive Officer of Conant Leadership, a firm dedicated to improving the quality of leadership in the 21st century

■

President and Chief Executive Officer and a member of the Board of Directors of Campbell Soup Company from January 2001 to July 2011

■

Served as Chairman of the Board of Directors of Avon Products, Inc. from April 2014 to March 2016

■

Served from 1992 to 2000 at Nabisco Foods Company in a series of senior leadership positions, including President of Nabisco Foods Company from 1995 to 2000

■

Member of the Board of the Center for Higher Ambition Leadership

Key Attributes, Expertise, Experience and Skills:

■

Executive Leadership: Former Chief Executive Officer and director of Campbell Soup Company and held various senior leadership positions with Nabisco Foods Company.

■

Global Markets: Has in-depth knowledge of international markets and global distribution operations.

■

Governance and Risk Oversight: Former Chairman of the Board of Avon Products, Inc.

D. MARK DURCAN Age: 55 Director since September 2015 Member of our Audit and Corporate Responsibility Committee and our Finance Committee

Principal Occupation, Business Experience and Directorships

■

Chief Executive Officer and Director of Micron Technology, Inc. since February 2012

■

President and Chief Operating Officer of Micron Technology, Inc. from June 2007 to February 2012

■

Chief Operating Officer of Micron Technology, Inc. from February 2006 to June 2007

■

Chief Technology Officer of Micron Technology, Inc. from June 1997 to February 2006

■

Mr. Durcan has held various other positions with Micron Technology, Inc. and its subsidiaries since 1984 and has served as an officer since 1996

■

Mr. Durcan served as a director of MWI Veterinary Supply, Inc. from March 2014 until its acquisition by AmerisourceBergen in February 2015

■

Serves on the Semiconductor Industry Association Board and the Tech CEO Council

Key Attributes, Expertise, Experience and Skills:

■

Financial Expertise: Brings substantial experience in the area of finance, executive leadership and strategic planning in his current role as Chief Executive Officer and former Chief Operating Officer of Micron Technology, Inc.

■

Global Markets: Contributes deep understanding of global markets and extensive experience in managing global manufacturing, procurement, supply chain and quality control for a multinational corporation and, as former member of the board of MWI Veterinary Supply, Inc., has important insights into wholesale distribution of animal health products.

■

Information Technology: Has unique and in-depth knowledge of technology and capability to drive technological innovation and trained as a chemical engineer.

■

Risk Oversight: Serves as Chief Executive Officer and director of Micron Technology, Inc.

10

RICHARD W. GOCHNAUER Age: 67 Director since September 2008 Chair of our Finance Committee and member of our Executive Committee and Governance and Nominating Committee

Principal Occupation, Business Experience and Directorships

■

Chief Executive Officer of United Stationers Inc. from December 2002 until his retirement in May 2011

■

Chief Operating Officer of United Stationers Inc. from July 2002 to December 2002

■

Vice Chairman and President, International, and President and Chief Operating Officer of Golden State Foods Corporation from 1994 to 2002

■

Member of the Board of UGI Corporation, Golden State Foods Corporation and Rush University Medical Center

■

Previously served as a director of Fieldstone Communities, Inc. from 2000 to 2008 and United Stationers Inc. from July 2002 to May 2011

■

Member of the Boards of Opportunity International and the Center for Higher Ambition Leadership

Key Attributes, Expertise, Experience and Skills:

■

Distribution and Logistics: Provides strategic direction and valuable perspective on measures to drive operating growth and compete effectively in the distribution business gained through his management of diverse distribution businesses.

■

Governance Experience: Serves as director of UGI Corporation and Golden State Foods Corporation and held senior executive leadership roles at United Stationers Inc. and Golden State Foods Corporation.

■

Risk Oversight: Extensive experience overseeing the management of risk on an enterprise-wide basis.

LON R. GREENBERG Age: 66 Director since May 2013 Member of our Audit and Corporate Responsibility Committee and our Finance Committee

Principal Occupation, Business Experience and Directorships

■

Former Chairman of UGI Corporation's Board of Directors from 1996 until January 2016 and former director of UGI Utilities, Inc. and AmeriGas Propane, both UGI Corporation subsidiaries

■

Chief Executive Officer of UGI Corporation from 1995 until his retirement in April 2013

■

Mr. Greenberg served in various leadership positions throughout his tenure with UGI Corporation

■

Member of the Boards of Aqua America, Inc. and Ameriprise Financial, Inc.

■

Member of the Board of Directors of the United Way of Greater Philadelphia and Southern New Jersey

■

Chairman of the Board of Directors of Temple University Health System

■

Member of the Board of Trustees of Temple University

■

Member of the Board of Directors of Fox Chase Cancer Center

■

Member of the Board of The Philadelphia Foundation

Key Attributes, Expertise, Experience and Skills:

■

Financial Expertise: Brings financial literacy and sophistication acquired through various executive, legal and corporate roles, as well as membership on other NYSE listed companies.

■

Global Markets: Has valuable business and executive management experience in distribution and global operations acquired as Chief Executive Officer of UGI Corporation.

■

Healthcare Expertise: Contributes experience and knowledge of the healthcare industry from his perspective as a director of healthcare organizations.

■

Governance and Regulatory Experience: Served as Chairman of the Board of UGI Corporation and director of subsidiaries of UGI Corporation, director of Aqua America, Inc. and Ameriprise Financial, Inc. and served as Chief Executive Officer of UGI Corporation.

11

JANE E. HENNEY, M.D.

Age: 69
Lead Independent Director
since March 2016
Director since January 2002
Chair of our Governance and
Nominating Committee and a
member of our Executive
Committee and serves ex officio
on the Audit and Corporate
Responsibility Committee, the
Compensation and Succession
Planning Committee and the
Finance Committee

Principal Occupation, Business Experience and Directorships

■

Home Secretary, National Academy of Medicine, since April 1, 2014

■

Professor of Medicine, College of Medicine at the University of Cincinnati from January 2008 until December 2012

■

Senior Vice President and Provost for Health Affairs at the University of Cincinnati from July 2003 to January 2008

■

Commissioner of Food and Drugs at the United States Food and Drug Administration from 1998 to 2001

■

Vice President for Health Sciences at the University of New Mexico from 1994 to 1998

■

Current director of CIGNA Corporation

■

Previously served as a director of AstraZeneca PLC from September 2001 to April 2011 and Cubist Pharmaceuticals, Inc. from March 2012 to January 2014

■

National Association of Corporate Directors (NACD) Board Leadership Fellow

■

Member of the Board of the China Medical Board and The Commonwealth Fund

Key Attributes, Expertise, Experience and Skills:

■

Governance and Risk Oversight: Serves as director of Cigna Corporation, former director of AstraZeneca PLC and Cubist Pharmaceuticals,  Inc., the Monnell Chemical Senses Center, and NACD Board Leadership Fellow.

■

Healthcare Expertise: Provides in-depth knowledge and industry-specific perspective acquired through her experience as a medical oncologist, prominent government and academic posts, and tenure as director of pharmaceutical and insurance companies.

■

Regulatory: As a former Commissioner of Food and Drugs and Home Secretary of the National Academy of Medicine, Dr. Henney has extensive insight into the health industry.

KATHLEEN W. HYLE

Age: 58
Director since May 2010
Chair of our Audit and
Corporate Responsibility
Committee and a member of
our Compensation and
Succession Planning
Committee and our Executive
Committee

Principal Occupation, Business Experience and Directorships

■

Senior Vice President of Constellation Energy and Chief Operating Officer of Constellation Energy Resources from November 2008 until March 2012

■

Chief Financial Officer for Constellation Energy Nuclear Group and for UniStar Nuclear Energy, LLC from June 2007 to November 2008

■

Prior to joining Constellation Energy in 2003, Ms. Hyle served as the Chief Financial Officer of ANC Rental Corp., Vice President and Treasurer of Auto-Nation, Inc., and Vice President and Treasurer of Black & Decker Corporation

■

Member of the Board of Bunge Limited

■

Member of the Board of Trustees of Center Stage in Baltimore, MD

■

Partner in WKW LLC, a limited liability company

■

Former member of the Board of Sponsors for the Loyola University Maryland Sellinger School of Business and Management

Key Attributes, Expertise, Experience and Skills:

■

Financial Expertise: Provides critical insight into, among other things, financial statements, accounting principles and practices, internal control over financial reporting and risk management processes.

■

Governance and Risk Oversight: Current director of Bunge Limited and former director of The ADT Corporation.

■

Risk Management: Held senior management positions at Constellation Energy, ANC Rental Corp., and Black & Decker Corporation and brings extensive experience in management, operations and regulatory compliance.

12

MICHAEL J. LONG Age: 58 Director since May 2006 Chair of our Compensation and Succession Planning Committee and a member of our Audit and Corporate Responsibility Committee and our Executive Committee

Principal Occupation, Business Experience and Directorships

■

Chief Executive Officer of Arrow Electronics, Inc. since May 2009 and Chairman of the Board since 2010

■

President and Chief Operating Officer of Arrow Electronics, Inc. from February 2008 until May 2009

■

Senior Vice President from January 2006 to February 2008

■

Member of the Board of Trustees of the Denver Zoo

Key Attributes, Expertise, Experience and Skills:

■

Financial Expertise: Brings relevant experience in the areas of finance, operations, management, leadership, strategic planning, executive compensation and global competition drawn from his current and prior leadership positions at Arrow Electronics, Inc.

■

Global Markets and Distribution Expertise: Contributes critical insight into international markets and has an in-depth knowledge of business and strategic opportunities for wholesale distribution.

■

Governance and Risk Oversight: Serves as Chairman, President and Chief Executive Officer of Arrow Electronics, Inc.

■

Information Technology: Familiarity with technology solutions and IT services through experience in electronic components industry.

HENRY W. MCGEE Age: 64 Director since November 2004 Member of our Compensation and Succession Planning Committee and our Governance and Nominating Committee

Principal Occupation, Business Experience and Directorships

■

Senior Lecturer at Harvard Business School since July 2013

■

Consultant, HBO Home Entertainment from April 2013 to August 2013

■

President of HBO Home Entertainment from 1995 until his retirement in March 2013

■

Senior Vice President, Programming, HBO Video, from 1988 to 1995 and prior to that, Mr. McGee served in leadership positions in various divisions of HBO

■

Former President of the Alvin Ailey Dance Theater Foundation and the Film Society of Lincoln Center. Served on the boards of the Sundance Institute, the Public Theater, Save the Children and the Time Warner Foundation

■

Member of the Board of Board of Tegna Inc.

■

Member of the Board of Pew Research Center

Key Attributes, Expertise, Experience and Skills:

■

Global Markets and Distribution Expertise: Contributes significant operational, marketing and wholesale distribution expertise and knowledge of international markets acquired in senior management and leadership roles during his long career with HBO.

■

Information Technology: Has a deep understanding of the uses of technology and application to marketing and media.

■

Governance and Risk Oversight: Current director of Tegna Inc. and Pew Research Center. Teaches courses on leadership and corporate accountability. Served as President of HBO Home Entertainment and in other leadership positions with various divisions of HBO.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the election of each of the ten nominees named in this proxy statement to the Board of Directors.

13

ADDITIONAL INFORMATION ABOUT THE DIRECTORS, THE BOARD
AND THE BOARD COMMITTEES

Identified below are the members of the current Board committees, the number of meetings that each committee held in fiscal year 2016 and the responsibilities of each committee:

Name	Board	Executive	Audit and Corporate Responsibility	Compensation and Succession Planning	Finance	Governance and Nominating
Ornella Barra					X

Steven H. Collis	CHAIR	CHAIR

Douglas R. Conant				X		X

D. Mark Durcan			X		X

Richard W. Gochnauer		X			CHAIR	X

Lon R. Greenberg			X		X

Jane E. Henney, M.D.*		X				CHAIR

Kathleen W. Hyle		X	CHAIR	X

Michael J. Long		X	X	CHAIR

Henry W. McGee				X		X

Number of Meetings in Fiscal Year 2016	7	1	9	4	6	5

*
Dr. Henney, as our Lead Independent Director, serves ex officio on the Audit and Corporate Responsibility Committee, the Compensation and Succession Planning Committee and the Finance Committee.

Duties and Responsibilities of the Board Committees

Audit and Corporate Responsibility Committee

  ■
  Appoints, and has authority to terminate, our independent registered public accounting firm.

  ■
  Pre-approves all audits and permitted non-audit services provided by the Company's independent registered public accounting firm, including the scope of the audit and audit procedures.

  ■
  Reviews and discusses the independence of our independent registered public accounting firm.

  ■
  Reviews and discusses with management and our independent registered public accounting firm the Company's audited financial statements and interim quarterly financial statements as well as management's discussion and analysis of the statements as set forth in Forms 10-K and 10-Q filed with the SEC.

  ■
  Prepares the audit committee report as required by SEC rules.

  ■
  Discusses with management and/or our independent registered public accounting firm significant financial reporting issues and accounting issues and the adequacy of our internal control over financial reporting.

  ■
  Inquires of management (including the internal audit function) and our independent registered public accounting firm about significant risks or exposures (whether financial, operational, or otherwise) and assesses the steps management has taken to control such risks or exposures, including policies implemented for such purposes.

  ■
  Reviews the internal audit function, internal audit plans, internal audit reports, and management's response to such reports.

  ■
  Reviews the appointment, performance, and replacement of our chief audit executive.

  ■
  Oversees the development and implementation by management of an enterprise risk management program, including the development of a cybersecurity strategy, including business continuity and disaster recovery.

14

  ■
  Reviews and approves all related persons transactions in accordance with our Related Persons Transactions Policy.

  ■
  Oversees compliance with our Code of Ethics and Business Conduct.

Compensation and Succession Planning Committee

  ■
  Reviews and approves our executive compensation strategy and the individual elements of total compensation for the President and Chief Executive Officer and executive management.

  ■
  Evaluates performance of management annually.

  ■
  Ensures that our executive compensation strategy supports stockholder interests.

  ■
  Reviews and discusses with management the Compensation Discussion and Analysis and other disclosures about executive compensation that are required to be included in our proxy statement and Annual Report on Form 10-K.

  ■
  Prepares a compensation committee report as required by SEC rules.

  ■
  Administers and makes awards under our incentive compensation plans, including equity incentive plans.

  ■
  Has sole authority for retaining and terminating any consulting firm used to assist the Committee in its evaluation of the compensation of the President and Chief Executive Officer or any other executive officer and for evaluating the independence of such consulting firm.

  ■
  Monitors the activities of our internal Benefits Committee, including the Benefits Committee's oversight of the administration and investment performance of our pension and retirement plans.

  ■
  Oversees the administration of our health and welfare plans.

  ■
  Reviews with management and makes recommendations relating to succession planning and talent development and reviews and monitors the Company's diversity and inclusion practices.

Executive Committee

  ■
  Exercises the authority of the Board of Directors between regularly scheduled meetings of our Board on matters that cannot be delayed, except as limited by Delaware law and our bylaws.

Finance Committee

  ■
  Provides oversight of our capital structure and other issues of financial significance to AmerisourceBergen.

  ■
  Reviews the asset and liability structure of the Company and considers its funding and capital needs.

  ■
  Reviews proposed financing plans, credit facilities, and other financing transactions.

  ■
  Reviews our dividend policy.

  ■
  Reviews and proposes issuance or sale of our stock, stock repurchases, redemptions and splits.

  ■
  Reviews financial strategies developed by management to meet changing economic and market conditions.

  ■
  Reviews proposed major capital expenditures or commitments.

  ■
  Reviews proposed material acquisitions, divestitures, joint ventures, and other transactions involving AmerisourceBergen.

Governance and Nominating Committee

  ■
  Recommends selection and qualification criteria for directors and committee members.

15

  ■
  Identifies and recommends qualified candidates to serve as directors of AmerisourceBergen.

  ■
  Considers nominees for directors recommended by stockholders.

  ■
  Reviews and makes recommendations relating to succession planning for our Board and Board committee leadership positions and prepares for Board vacancies.

  ■
  Oversees orientation of directors and continuing education of directors in areas related to the work of our Board and the directors' committee assignments.

  ■
  Makes recommendations regarding the size and composition of our Board and the composition and responsibilities of Board committees.

  ■
  Oversees the evaluation of our Board and the Board committees.

  ■
  Reviews and makes recommendations to our Board regarding director compensation.

  ■
  Has sole authority for retaining and terminating any consulting firm used to assist in the evaluation of the compensation of directors and for evaluating the independence of such consulting firm.

  ■
  Reviews and makes recommendations to the Board about corporate governance.

  ■
  Monitors the Company's sustainability and corporate responsibility practices.

Did each director attend at least 75% of the meetings of the Board of Directors and of the committees on which he or she served?

Yes.

Do the non-management directors meet regularly?

The non-management directors meet prior to the commencement of the Committee meetings as well as at the end of each regularly scheduled meeting of the Board of Directors. Dr. Henney, as Lead Independent Director, presides at such meetings of our non-management directors, and, if the Lead Independent Director is not present, the committee Chairs preside on a rotating basis.

How do interested parties make their concerns known to the non-management directors?

Interested parties who wish to make any concerns known to the non-management directors may submit communications at any time in writing to: Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087. AmerisourceBergen's Secretary will determine, in his good faith judgment, which communications will be relayed to the Lead Independent Director and other non-management directors.

How are directors compensated?

The following table summarizes the total compensation earned by directors who were not employees of AmerisourceBergen during fiscal year 2016. Ms. Barra waived her right to receive compensation as a non-employee director. Directors who are employees of AmerisourceBergen receive no compensation for their service as directors or as members of Board committees.

16

Non-Employee Director Compensation at 2016 Fiscal Year End

Name	Retainer/ Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Ornella Barra(5)	$0	$0	$0	$0	$0

Douglas R. Conant	$100,000	$125,000	$0	$8,474	$233,474

D. Mark Durcan	$106,250	$125,000	$0	$0	$231,250

Richard W. Gochnauer	$110,000	$125,000	$0	$8,474	$243,474

Richard C. Gozon(6)	$75,000	$0	$0	$11,866	$86,866

Lon R. Greenberg	$100,000	$125,000	$0	$0	$225,000

Jane E. Henney, M.D.	$124,583	$150,000	$0	$8,474	$283,057

Kathleen W. Hyle	$120,000	$125,000	$0	$8,474	$253,474

Michael J. Long	$115,000	$125,000	$0	$8,474	$248,474

Henry W. McGee	$100,000	$125,000	$0	$20,336	$245,336

(1)
These amounts include amounts earned for service as Committee Chairs and amounts deferred into our deferred compensation plan. In fiscal year 2016, Mr. Conant and Mr. Long received 256 and 1,290 shares of Common Stock, respectively, in lieu of the retainer.

(2)
As of September 30, 2016, each of the non-employee directors held the following shares of outstanding restricted stock and restricted stock units: Ms. Barra—0; Mr. Conant—4,441; Mr. Durcan—1,417; Mr. Gochnauer—4,441; Mr. Gozon—4,234; Mr. Greenberg—4,441; Dr. Henney—4,724; Ms. Hyle—4,441; Mr. Long—4,441; and Mr. McGee—4,441.

  The amounts reported represent the grant date fair value for equity awards shown in accordance with Accounting Standards Codification 718, disregarding the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures by the directors in fiscal year 2016. See Note 12 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 for assumptions used to estimate the fair values of restricted stock units granted during fiscal 2016.

(3)
No stock options were granted to directors in fiscal year 2016. As of September 30, 2016, each of the non-employee directors held outstanding stock options as follows: Ms. Barra—0; Mr. Conant—0; Mr. Durcan—0; Mr. Gochnauer—52,541; Mr. Gozon—76,567; Mr. Greenberg—0; Dr. Henney—3,528; Ms. Hyle—19,932; Mr. Long—0; and Mr. McGee—10,585.

(4)
These amounts represent the dividends accrued and paid on restricted stock and restricted stock units that vested in fiscal year 2016.

(5)
Ms. Barra waived her right to receive compensation as a non-employee director. Consequently, our Board has waived the stock ownership requirements for Ms. Barra.

(6)
Mr. Gozon retired from our Board on March 3, 2016.

Director Fees.    Our director compensation program provides for an annual cash retainer plus an annual equity award of restricted stock units. Consistent with our overall compensation philosophy, the compensation program for non-employee directors provides total direct compensation (cash retainer and equity award) in the 50th percentile of our peer group. (See page 33 for a description of our peer group.)

Compensation Element	2017 Compensation Program
Annual Retainer	$100,000 Non-Employee Director $125,000 Lead Independent Director

Annual Equity Award	$125,000 Non-Employee Director $150,000 Lead Independent Director

Chair Fee	$20,000 Audit and Corporate Responsibility $15,000 Compensation and Succession Planning $10,000 Finance Committee $10,000 Governance and Nominating Committee

17

Annual Retainers.    A director may elect to have the annual retainer paid in cash, Common Stock or restricted stock units or credited to a deferred compensation account. Payment of annual retainers in cash will be made in equal quarterly installments in advance.

Annual Equity Awards.    On March 3, 2016, each of the non-employee directors (other than Ms. Barra, who waived compensation) received an annual grant of restricted stock units. The vesting period for these awards is three years from the date of grant, subject to continued service on the Board or following retirement by a director (i) aged 62 with five years of continuous service on the Board or (ii) who, after reaching age 55, has an age plus years of continuous employment with the Company that equals at least 70. These grants were made under the AmerisourceBergen Corporation Omnibus Incentive Plan. A director may defer settlement of shares payable with respect to restricted stock units as described below.

Deferral and Other Arrangements.    Directors have the option to defer all or any part of the annual retainer and to credit the deferred amount to an account under the AmerisourceBergen Corporation Deferred Compensation Plan. Payment of deferred amounts will be made or begin on the first day of the month after the non-employee director ceases to serve as a director. A director may elect to receive the deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the Deferred Compensation Plan. Directors also have the option to forego 50% or more of their annual cash retainers and receive either Common Stock or restricted stock units covering shares having a fair market value on the quarterly grant date equal to the amount of the foregone compensation. In addition, directors may defer settlement of any shares payable with respect to any restricted stock units (and any dividend equivalents) received either in lieu of the annual retainer or as the annual equity award to a later date. We also provide our directors with a prescription drug benefit and reimburse them for the cost of education programs, transportation, food and lodging in connection with their service as directors.

Stock Ownership Guidelines.    We require our non-employee directors to own shares of our Common Stock to align their interests with those of the stockholders and to provide an incentive to foster our long-term success. From and after the fifth year following their Board election, non-employee directors must own stock equal in value to at least five times the annual cash retainer. We may take unusual market conditions into consideration when assessing compliance.

CODES OF ETHICS

Has AmerisourceBergen adopted a code of ethics and business conduct that applies to directors, officers and employees?

The Board of Directors adopted our Code of Ethics and Business Conduct in May 2004. We review and revise the Code of Ethics and Business Conduct from time to time, most recently in March 2016. It applies to directors and employees, including officers, and is intended to comply with the requirements of Section 303A.10 of the NYSE Listed Company Manual.

Any waivers of the application of the Code of Ethics and Business Conduct to directors or executive officers must be approved by either the Board of Directors or the Audit and Corporate Responsibility Committee. We will disclose any such waiver or amendment of the Code of Ethics and Business Conduct promptly on our website.

Has AmerisourceBergen adopted a code of ethics for the principal executive officer and principal financial and accounting officers of AmerisourceBergen as required by SEC regulations?

We have adopted our Code of Ethics for Designated Senior Officers in accordance with Item 406 of the SEC's Regulation S-K. It applies to our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Senior Vice President and Corporate Controller. Any waiver or amendment of the Code of Ethics for Designated Senior Officers will be disclosed promptly on our website.

18

Where can stockholders obtain copies of the codes of ethics?

Our Code of Ethics and Business Conduct and our Code of Ethics for Designated Senior Officers are posted under the Investors section of our Internet website at www.amerisourcebergen.com. A copy of the Code of Ethics for Designated Senior Officers has also been filed with the SEC as an exhibit to our annual reports filed under the Securities Exchange Act of 1934, as amended.

CORPORATE GOVERNANCE

What is our leadership structure?

In March 2016 the Board determined that naming Steven H. Collis as Chairman of the Board and naming Dr. Jane E. Henney as Lead Independent Director is the governance structure best suited to enable our Board and management to carry out their responsibilities to our stockholders and promote the growth of AmerisourceBergen.

Accordingly, our employees conduct our business under the direction of our Chairman, President and Chief Executive Officer and with the independent oversight of our Board. To enhance its oversight function, our Board is composed of directors who are not employed by us, with the exception of Mr. Collis.

Our Board provides guidance and critical review of our governance, strategic initiatives, talent management and risk management processes. Our Board ensures that we have an effective management team in place to run our business and serves to protect and advance the long-term interests of our stockholders. The role of our senior executives is to develop and implement a strategic business plan for AmerisourceBergen and to grow our business.

Why have we named Mr. Collis as Chairman and Dr. Henney as Lead Independent Director?

We believe that our leadership structure is in the best interests of AmerisourceBergen and its stockholders and that it fosters innovative, responsive and strong leadership for the Company as a whole. Our Board determined that the election of an executive Chairman must be accompanied by the election of a strong Lead Independent Director with a clearly defined and dynamic leadership role in the governance of the Board. We believe the structure promotes, through the clearly articulated roles and responsibilities of the Lead Independent Director and Board committees, the objective and effective oversight of management.

Serving as both Chairman and Chief Executive Officer enables Mr. Collis to effectively and efficiently execute our strategic initiatives, and to respond to challenges and changes in both U.S. and international markets. In addition to her extensive knowledge of the healthcare industry and regulatory environment, Dr. Henney has a thorough understanding of the Board's oversight role and leading corporate governance practices. As Lead Independent Director, Dr. Henney provides assertive, independent leadership in the boardroom.

What are the responsibilities of the Chairman and the Lead Independent Director?

The Chairman's primary responsibility is to set the agenda for the Board and to facilitate communications among our directors and between the Board and senior management. As Chairman, President and Chief Executive Officer, Mr. Collis ensures that the Board's agenda and discussions address strategic planning as well as key business issues and risks that he encounters in daily operations.

Our governance structure establishes a dynamic leadership role for the Lead Independent Director, which, together with independent Committee leadership, provides a meaningful counterbalance to the executive Chairman and maintains independent and effective oversight of management.

Key aspects of this structure include: if the Chairman is not an independent member of the Board, a majority of the independent directors shall elect a Lead Independent Director annually, subject to his or her continuing reelection and status as an independent director; the Lead Independent Director has clearly articulated and extensive authority and responsibilities in the Board's governance and functions; our Audit and Corporate Responsibility Committee, the Compensation and Succession Planning Committee and the Governance and Nominating Committee are each chaired by and comprised solely of independent directors; and our non-employee directors are encouraged to, and often do, have direct contact with our senior managers outside the presence of our executive officers.

19

The Lead Independent Director's authority is as follows:

  ■
  presides at all meetings of the Board at which the Chairman is not present;

  ■
  calls, sets the agenda for and chairs executive sessions of the non-employee directors;

  ■
  has authority to call a Board meeting and/or a meeting of non-employee directors;

  ■
  approves Board meeting agendas and schedules to ensure that there is sufficient time for discussion of all agenda items;

  ■
  meets one-on-one with the Chairman after each regularly scheduled Board meeting;

  ■
  serves as a liaison between the Chairman and the non-employee directors;

  ■
  serves on the Executive Committee;

  ■
  advises the Chairs of the Board committees and assists them in the management of their workloads;

  ■
  with the Chair of the Compensation and Succession Planning Committee, takes a leading role in succession planning for the Chief Executive Officer;

  ■
  supports the Chair of the Governance and Nominating Committee in overseeing the annual self-assessment process for the Board and each committee, interviewing and recommending candidates for the Board, and recommending Board committee assignments;

  ■
  is available for communication and consultation with major stockholders upon request on appropriate topics; and

  ■
  performs such other functions and responsibilities as set forth in our corporate governance principles or as requested by the Board or the non-executive directors from time to time.

Our Board conducts annual evaluations, under the oversight of our Governance and Nominating Committee. The Compensation and Succession Planning Committee, in accordance with its charter and under the oversight of the Lead Independent Director, will annually review the performance of, and succession plan for, the Chief Executive Officer. These processes provide our Board with opportunities to examine and reassess the effectiveness of our leadership structure, including the performance of our Chairman and Lead Independent Director.

What are the standing Committees of the Board?

There are five standing committees of the Board: the Audit and Corporate Responsibility Committee, the Compensation and Succession Planning Committee, the Executive Committee, the Finance Committee and the Governance and Nominating Committee. The Board committees, with the exception of the Executive Committee and the Finance Committee, are required to be composed entirely of independent directors. Our Executive Committee, which is composed of our Chairman of the Board, the Lead Independent Director and the Chairs of the other standing committees, has the authority to act between regularly scheduled meetings of the Board, subject to applicable law. The Chairman of the Board serves as the Chair of the Executive Committee. The Board believes that changing committee assignments from time to time strengthens our corporate governance practices and enhances each committee's objective review of management.

What orientation and educational opportunities does AmerisourceBergen provide for our directors?

We provide our directors with comprehensive orientation and continuing education, which is overseen by the Governance and Nominating Committee. Director orientation familiarizes the directors with our business and strategic plans, significant financial, accounting and risk management issues, compliance programs and other controls, policies, principal officers and internal auditors, and our independent registered public accounting firm. The orientation also addresses Board procedures, our corporate governance principles and our Board committee charters. We offer continuing education programs and provide opportunities to attend commercial director education seminars to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors' committee assignments. For example, some of our directors have completed

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executive education programs for directors as part of their continuing education. We provide our directors with full membership to the National Association of Corporate Directors to provide a forum for them to maintain their insight into leading governance practices and exchange ideas with peers. Dr. Henney in 2011 and 2012 and Ms. Hyle in 2015 were named to the "NACD Directorship 100", an annual honor sponsored by the National Association of Corporate Directors to recognize influential directors and others who impact corporate governance.

How is the Board's performance evaluated?

We have a comprehensive annual evaluation policy and process in place for the Board and each of its committees, which is led by the Chair of our Governance and Nominating Committee. As required by our corporate governance principles, the evaluation occurs annually in advance of the Board's November meeting. Either the Chair of our Governance and Nominating Committee or an independent, third-party governance expert interviews each director to obtain his or her assessment of the effectiveness of the Board and the Committees on which he or she serves, as well as director performance and Board dynamics. In 2016, the interview process was led by the Chair of our Governance and Nominating Committee. In advance of the interview, each member of a committee receives a questionnaire soliciting feedback regarding the committee's performance. During the interview, each member is asked to provide an assessment of the Board's and the relevant committee's performance. We also solicit suggestions for improving the Board's and the committee's performance, dynamics, time-management, and functioning, as well as proposed topics of focus for the Board and the committee in the upcoming year. The results of the individual interviews and assessments are aggregated in a report, which the Chair of the Governance and Nominating Committee presents to the full Board for review, discussion and determination of action items. The annual review in November by the Board of the corporate governance principles and by each committee of its charter is a further step in the evaluation process through which the directors consider leading corporate governance practices for the Board as a whole and identify new areas of focus for the different committees. The full Board reviews and discusses recommended revisions to the corporate governance principles and committee charters prior to voting on their approval.

Has AmerisourceBergen adopted corporate governance principles for the Board of Directors?

Our Board has adopted our corporate governance principles. Together with the charters of the Board committees, they provide the framework for the governance of AmerisourceBergen. Our corporate governance principles clearly delineate the authority and roles of the Chairman of the Board and the Lead Independent Director in the leadership of the Board, mandate the independence of the committee Chairs and all the members of our audit, compensation and governance committees, and affirm non-employee directors' access to managers and associates outside the presence of our executives. The corporate governance principles address a variety of governance issues in addition to the leadership structure, including those discussed under the headings "Election of Directors," "Additional Information about the Directors, the Board and the Board Committees," "Codes of Ethics" and "Stockholder Engagement." The Board reviews and updates the corporate governance principles and the committee charters from time to time to reflect leading corporate governance practices.

Where can stockholders find our corporate governance documents?

Our corporate governance principles and the charters of the Audit and Corporate Responsibility Committee, the Compensation and Succession Planning Committee, the Finance Committee and the Governance and Nominating Committee have been posted under the Investors section of our Internet website at www.amerisourcebergen.com.

Do we have a majority vote standard for director elections and a director resignation policy?

Our bylaws and corporate governance principles provide for a majority vote standard for the election of directors. Under the majority vote standard, each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A "majority of the votes cast" means that

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the number of votes cast "for" a candidate for director must exceed the number of votes cast "against" that director. A plurality voting standard will apply instead of a majority voting standard if:

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  A stockholder has provided us with notice of a nominee for director in accordance with our bylaws; and

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  That nomination has not been withdrawn on or prior to the day next preceding the date the Company first provides its notice of meeting for such meeting to stockholders.

Under Delaware law, if an incumbent nominee for director in an uncontested election does not receive the required votes for re-election, the director remains in office until a successor is elected and qualified. Our bylaws and corporate governance principles require each director nominee to tender an irrevocable resignation prior to the applicable meeting of stockholders and include post-election procedures in the event an incumbent director does not receive the required votes for re-election, as follows:

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  The Governance and Nominating Committee shall make a recommendation to the Board as to whether to accept the previously tendered resignation of the director;

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  The Board will act on the Governance and Nominating Committee's recommendation; and

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  The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

Has the Board determined which of the directors are independent?

The Board has determined that, except for Ms. Barra and Mr. Collis, all of the directors are independent. Our corporate governance principles require us to maintain a minimum of 70% independent directors on our Board. If the ten director nominees are elected at the 2017 Annual Meeting of Stockholders, eight out of ten directors then serving will be independent.

The Board has adopted guidelines in our corporate governance principles to assist it in making independence determinations, which meet or exceed the independence requirements set forth in the NYSE listing standards. These guidelines are contained in Section 5 of our corporate governance principles. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with AmerisourceBergen.

With the assistance of legal counsel, our Board reviewed the applicable legal standards for director and Board committee member independence. In undertaking its review, the Board considered that some of our directors serve on the board of directors or as executive officers of companies for which we perform (or may seek to perform) drug distribution and other services in the ordinary course of business. As a result of this review, the Board has determined that each of the following directors is independent: Douglas R. Conant, D. Mark Durcan, Richard W. Gochnauer, Lon R. Greenberg, Jane E. Henney, M.D., Kathleen W. Hyle, Michael J. Long and Henry W. McGee.

Our Board has also determined that each of the members of our Audit and Corporate Responsibility Committee, Compensation and Succession Planning Committee and Governance and Nominating Committee are independent, in accordance with the independence requirements set forth in their charters and, as applicable, SEC rules and NYSE listing standards. None of the members of these committees receives any consulting or advisory fee from us other than compensation as non-employee directors.

How does the Board oversee our risk management process?

The Board executes its oversight responsibility for risk management directly and through its committees, as follows:

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  Our Audit and Corporate Responsibility Committee, or Audit Committee, has primary responsibility for monitoring our internal audit, corporate, financial and regulatory risk assessment and risk management processes and overseeing our system of internal controls and financial reporting. The Audit Committee discusses specific risk areas throughout the year, including those that may arise in various business units and the measures taken by management to monitor and limit risk. In addition, the Audit Committee oversees the development and implementation of our enterprise risk management program.

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  The Audit Committee receives regular reports throughout the year on matters related to risk management. At each regularly scheduled meeting, the Audit Committee receives reports from our (i) external auditor on the status of audit activities and findings; and (ii) chief audit executive (who reports directly to the Audit Committee) on the status of the internal audit plan, audit results and any corrective action taken in response to audit findings.

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  We have a Chief Compliance Officer who oversees our corporate compliance program, including training on and monitoring compliance with our Code of Ethics and Business Conduct and the Company's reporting, investigation and corrective action program. We also have an internal Compliance Committee composed of senior executives, including our Chief Compliance Officer and Chief Compliance Counsel, which supports the Chief Compliance Officer in fulfilling his responsibilities and driving corporate adherence to our compliance program, Code of Ethics and Business Conduct and related policies and procedures. Our Chief Compliance Officer and Chief Compliance Counsel provide reports to the Audit Committee throughout the year on corporate compliance matters, the status of our compliance programs, calls to our hotline and any other material developments.

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  The Board's other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation and Succession Planning Committee assesses risks associated with our compensation policies and programs for executives as well as employees generally. Our Finance Committee discusses risks relating to our capital structure, financing activities, dividend and tax policy and share repurchase activities.

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  Each Board committee reports to the Board at every regular Board meeting on the topics discussed and actions taken at the most recent committee meeting. The Board discusses the risks and exposures, if any, involved in the matters or recommendations of the committees, as necessary.

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  The Board considers specific risk topics throughout the year, including risks associated with our business plan, operational efficiency, strategic objectives, government regulation, investment opportunities, physical facilities, information technology infrastructure and capital structure, among many others. Each fiscal quarter, our Chief Financial Officer reports to the Board on AmerisourceBergen's financial performance and discusses how actual performance compares to our business plan. Our corporate officers and the leaders of our principal business units report regularly to the Board about the risks and exposures related to their areas of responsibility. The Board is informed about and regularly discusses our risk profile, including legal, regulatory and operational risks to our business.

Has management conducted a risk assessment of AmerisourceBergen's employee compensation policies and practices?

We have conducted an internal risk assessment of our employee compensation policies and practices, including those relating to our executives. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on AmerisourceBergen. We have reviewed our risk analysis with the Compensation and Succession Planning Committee. The risk assessment process included, among other things, a review of all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that support corporate goals. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risks that could threaten the Company. No such plans or practices were identified. Moreover, various factors mitigate the risk profile of our compensation programs, including, among others:

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  Performance targets under our cash incentive programs are tied to a number of different financial metrics so employees will not place undue emphasis on any particular metric at the expense of other aspects of our business;

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  Maximum caps on payouts have been established for our annual cash incentive programs, including under our cash bonus plan used for senior management;

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  Equity awards under our performance plan for senior executives have maximum caps and are forfeited entirely if the threshold performance metrics are not achieved;

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  The performance plan ties 40% of a senior executive's annual equity award to financial performance metrics achieved over a three-year period to ensure that our senior executives are accountable for long-term measures of success;

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  The remaining 60% of a senior executive's annual equity award (in stock options and restricted stock units) vests over a number of years to encourage senior executives to focus on long-term growth and creating value for stockholders;

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  Stock ownership requirements align the interests of our senior management with those of our stockholders;

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  We have effective management processes for developing annual business plans and a strong system of internal financial controls; and

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  A broad-based group of functions, including human resources, finance and legal, oversees aspects of our cash and equity incentive programs.

STOCKHOLDER ENGAGEMENT

What efforts has AmerisourceBergen made to engage with stockholders?

We value open communications with our stockholders. The goal of our engagement and outreach efforts is to ensure that we work collaboratively to educate our investors about our business and governance practices as well as to identify issues of importance to our stockholders and our business. Our investor relations team regularly shares with our Board and senior executives the feedback that they have received from our stockholders.

On an ongoing basis, we communicate with the investment community and stockholders about AmerisourceBergen's financial performance, operations and strategic developments through the following:

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  Quarterly earnings releases and quarterly earnings release conference calls and webcasts;

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  Regular reports filed with the SEC, including annual and quarterly reports;

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  Conference calls and webcasts related to specific developments; and

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  Our annual stockholders meeting.

Specifically, in 2016 we communicated with several of our largest stockholders through conference calls and in-person meetings in order to seek their input on a variety of topics, including Board structure and proxy access for director nominations.

Our corporate governance principles, which were revised in November 2016, describe the procedures through which stockholders may seek direct engagement with Board members. While management, through our President and Chief Executive Officer and our investor relations team, ordinarily engages with stockholders, the Chairman of the Board, in consultation with the Lead Independent Director, will review and consider, on a case-by-case basis, stockholder requests for meetings with the Board of Directors related to key areas of Board oversight and determine whether such meetings would be appropriate and beneficial. Stockholders may communicate their views directly to the Board by writing to Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

STOCKHOLDER RECOMMENDATIONS FOR DIRECTOR NOMINEES

What process should a stockholder follow to propose nominees for consideration by the Governance and Nominating Committee?

The advance notice provision for nomination of directors in our bylaws allows a stockholder to propose nominees for consideration by the Governance and Nominating Committee by submitting specified information concerning itself and the proposed nominee, including the name, appropriate biographical information and qualifications of the proposed nominee. This and other information required under the advance notice provision must be provided to us in writing to: Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris

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Drive, Chesterbrook, Pennsylvania 19087, no earlier than November 2, 2017 and no later than December 2, 2017 to be considered for the 2018 Annual Meeting of Stockholders.

The proxy access provision in our bylaws allows an eligible stockholder or group of no more than 20 eligible stockholders that has maintained continuous ownership of 3% or more of our Common Stock for at least three years to include in our proxy materials for an annual meeting of stockholders a number of director nominees up to the greater of two or 20% of the directors then in office. Loaned stock that can be recalled within three days may count towards an eligible stockholder's 3% beneficial ownership requirement, which must be maintained at least until the annual meeting at which the proponent's nominee will be considered. Proxy access nominees who do not receive at least a 25% vote in favor of election will be ineligible as a nominee for the following two years. Provisions in the Shareholders Agreement with Walgreens Boots Alliance would not permit Walgreens Boots Alliance to use proxy access. If any stockholder proposes a director nominee under our advance notice provision, we are not required to include any proxy access nominee in our proxy statement for the annual meeting. Information required under the proxy access provision must be provided to us in writing to: Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, no earlier than August 23, 2017 and no later than September 22, 2017 to be considered for the 2018 Annual Meeting of Stockholders. In considering any nominee proposed by a stockholder in accordance with the requirements set forth in our bylaws, the Governance and Nominating Committee will reach a conclusion based on the nominee evaluation criteria described above. After full consideration, the stockholder proponent will be notified of the decision of the committee.

AUDIT MATTERS

Audit Committee Financial Expert

The Board of Directors has determined that each of Ms. Hyle, Mr. Durcan and Mr. Greenberg is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. Ms. Hyle serves as Chair of the Audit and Corporate Responsibility Committee. A description of the financial expertise of Ms. Hyle, Mr. Durcan and Mr. Greenberg accompanies their biographies on pages 12, 10 and 11, respectively.

Report of the Audit and Corporate Responsibility Committee

The Audit and Corporate Responsibility Committee consists of the four directors named at the end of this report. All of the committee members are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual and our corporate governance principles) and all of the members are financially literate.

As part of its oversight responsibilities, in 2015 the committee participated in the selection of a new lead audit partner for the Company's independent registered public accounting firm, which is required under the Sarbanes-Oxley Act of 2002 to rotate its lead audit partner every five years. The process for selecting the new lead audit partner involved an assessment of many factors, including the candidates' independence, business judgment, demonstrated leadership ability, communication skills, multinational experience, ability to leverage the resources of the firm and commitment to continuous improvement in the audit. The selection process also involved discussions between the committee and management regarding potential candidates and a meeting between the Chair of the committee and the chosen candidate for the role.

The committee reviewed and discussed with AmerisourceBergen's management and its independent registered public accounting firm the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and our internal control over financial reporting. AmerisourceBergen's management has the primary responsibility for the Company's financial statements and its financial reporting and control processes and procedures, including its internal control over financial reporting and its disclosure controls and procedures. AmerisourceBergen's management has represented to the Audit and Corporate Responsibility Committee that the financial statements contained in our Annual Report on Form 10-K for fiscal year 2016 were prepared in accordance with U.S. generally accepted accounting principles and that our internal control over financial reporting was effective as of September 30, 2016 (based on the criteria set forth in the 2013 Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission).

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The committee discussed with the Company's independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm's judgments as to the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements as well as such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (PCAOB).

The committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by the PCAOB Auditing Standard No. 1301, "Communication with Audit Committees." In addition, the committee discussed with the independent registered public accounting firm the firm's independence from the Company and its management, including the matters in the written disclosures and letter that were received by the committee from the independent registered public accounting firm as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the committee concerning independence. The committee also discussed with the Company's independent registered public accounting firm, the firm's audit of the effectiveness of the Company's internal control over financial reporting as of September 30, 2016.

Based on the reviews and discussions referred to above, the Audit and Corporate Responsibility Committee recommended to the Board of Directors that the audited financial statements be included in AmerisourceBergen's Annual Report on Form 10-K for fiscal year 2016.

AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE
Kathleen W. Hyle, Chair D. Mark Durcan Lon R. Greenberg Michael J. Long

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit and Corporate Responsibility Committee's policy is to pre-approve all audit services and all non-audit services that the Company's independent registered public accounting firm is permitted to perform for the Company under applicable federal securities regulations. As permitted by the applicable regulations, the committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent registered public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

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Independent Registered Public Accounting Firm's Fees

During the fiscal years ended September 30, 2016 and 2015, Ernst & Young LLP, AmerisourceBergen's independent registered public accounting firm, billed the Company the fees set forth below in connection with services rendered by the independent registered public accounting firm to the Company:

Fee Category	Fiscal Year 2016	Fiscal Year 2015
Audit Fees	$6,799,000	$7,368,000

Audit-Related Fees	307,000	252,000

Tax Fees	1,881,000	2,132,000

All Other Fees	2,000	2,000

TOTAL	$8,989,000	$9,754,000

Audit fees consisted of fees for the audit of AmerisourceBergen's annual financial statements, consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of Company documents filed with the SEC. Audit fees also included fees for the audit of the effectiveness of the Company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees consisted of fees for assurance and related services, including employee benefit plan audits and due diligence related to acquisitions.

Tax fees consisted of fees for services related to tax compliance, tax advice and tax planning services.

Other fees consisted of subscription fees for Internet-based professional literature.

Our Audit and Corporate Responsibility Committee reviewed and approved all fees charged by Ernst & Young LLP in accordance with the policy described above and monitored the relationship between audit and permissible non-audit services provided. The policy is intended to ensure that the fees earned by Ernst & Young LLP are consistent with the maintenance of the independent registered public accounting firm's independence in the conduct of its auditing functions.

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS
AMERISOURCEBERGEN'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2017
(Item 2 on the Proxy Card)

What am I voting on?

You are voting on the ratification of the appointment of Ernst & Young LLP as AmerisourceBergen's independent registered public accounting firm for the fiscal year ending September 30, 2017. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2017. Although our governing documents do not require the submission of the appointment of AmerisourceBergen's independent registered public accounting firm to the stockholders for approval, the Board considers it desirable that the stockholders ratify the appointment of Ernst & Young LLP. Should the stockholders not ratify the appointment of Ernst & Young LLP as AmerisourceBergen's independent registered public accounting firm for the fiscal year ending September 30, 2017, the Audit Committee will investigate the reasons and will reconsider the appointment of Ernst & Young LLP.

What is the oversight relationship between the Audit Committee and our external auditor?

Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of AmerisourceBergen's external auditor. To execute this responsibility, the Audit Committee engages

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in a comprehensive annual evaluation of the external auditor's qualifications, performance and independence. In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to AmerisourceBergen. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee reviews the process that we and Ernst & Young LLP undertake to ensure the rotation of the audit partner responsible for reviewing the audit, and evaluates the qualifications and experience of the individual selected to serve as lead partner for our audit. Ernst & Young LLP has been retained as AmerisourceBergen's external auditor since 2001. The members of the Audit Committee believe that the continued retention of Ernst & Young LLP to serve as our external auditor is in the best interests of AmerisourceBergen and its stockholders.

What services will the independent registered public accounting firm provide?

Audit services provided by Ernst & Young LLP for fiscal year 2017 will include examination of the consolidated financial statements of AmerisourceBergen and services related to periodic SEC filings. Audit services for fiscal year 2017 also will include the audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, Ernst & Young LLP may provide audit-related, tax and other services comparable in nature to the services performed in fiscal years 2015 and 2016, as described under the heading Independent Registered Public Accounting Firm's Fees.

Will representatives of the independent registered public accounting firm be present at the 2017 Annual Meeting of Stockholders?

Representatives of Ernst & Young LLP are expected to be present at the 2017 Annual Meeting of Stockholders. Such representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the ratification of the appointment of Ernst & Young LLP as AmerisourceBergen's independent registered public accounting firm for fiscal year 2017.

COMPENSATION COMMITTEE MATTERS

General

Our Compensation and Succession Planning Committee, or the Committee, is composed of independent directors. The Committee is responsible for the design of our executive compensation program and review of succession planning. The Committee reviews and approves the compensation of our executives, including our named executive officers. The Committee also oversees our employee pension, long-term incentive and savings, health and welfare plans. The Committee has delegated the administration of our pension and benefit plans to an internal benefits committee, composed of senior finance, human resources and legal executives. The internal benefits committee oversees the management of our pension plan assets, the selection of investment options under our savings plans and the performance of the investment advisers and plan administrators.

Processes and Procedures

Meetings.    The Committee met 4 times in fiscal year 2016. The Chairman, in consultation with the other Committee members and management, prepares agendas that address an annual calendar of topics and other matters. The Committee meets without management present, whenever necessary, to discuss matters it deems appropriate.

Role of External Compensation Consultant.    The Committee has sole authority to retain and terminate any consultant or other external advisor, and to approve the fees and other terms of engagement for such consultant or advisor. Each year, the Committee evaluates the qualifications, performance, independence and potential for conflicts of interest of its compensation consultant and any other external advisors to the

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Committee. This evaluation takes place at the beginning of the fiscal year in the case of an ongoing engagement or prior to the selection of a new consultant or advisor.

Pearl Meyer & Partners serves as the Committee's compensation consultant. The Committee has determined that Pearl Meyer is independent, and has not had any economic interests or other relationship with AmerisourceBergen or the Committee members that would conflict with its obligation to provide the Committee with impartial and objective advice. Pearl Meyer did not provide any services to management in fiscal year 2016.

The Committee's compensation consultant advises the Committee on all aspects of executive compensation, including comparative data, competitive positioning of executive pay, plan design, long-term incentive pay practices and market trends. As directed by the Committee, the consultant prepares analysis and recommendations relating to the compensation of our executive officers, including pay recommendations for our Chief Executive Officer ("CEO"). Representatives of Pearl Meyer attended Committee meetings and met privately from time to time with the Committee and individual Committee members to plan for Committee meetings and discuss executive compensation matters.

Role of Management.    Mr. Collis gives the Committee a performance assessment and pay recommendation for senior management, including each of the other named executive officers. Management, in consultation with the Committee's compensation consultant, may also make recommendations on matters of compensation philosophy and plan design. Executives may attend the Committee meetings, but they are not present when the Committee meets in executive session and they do not make recommendations regarding their own pay.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

AmerisourceBergen Corporation is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. The purpose of our executive compensation program is to attract, motivate and retain the individuals who lead our Company and align their interests with the long-term interests of our stockholders.

Our fiscal year 2016 named executive officers were:

Steven H. Collis	Chairman, President and Chief Executive Officer
Tim G. Guttman	Executive Vice President and Chief Financial Officer
John G. Chou	Executive Vice President and General Counsel
James D. Frary	Executive Vice President and President, AmerisourceBergen Specialty Group (ABSG)
Robert P. Mauch	Executive Vice President and President, AmerisourceBergen Drug Corporation (ABDC)

We seek to pay our executives fairly and competitively and to link pay with performance. The main elements of our compensation program are base salary, a short-term incentive in the form of an annual cash bonus, and long-term equity incentive awards. We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. A significant portion of our executives' compensation is equity-based. In fiscal year 2016, incentive compensation (annual cash bonus and equity incentive awards) accounted for approximately 87% of Mr. Collis's total direct compensation opportunity (base salary, annual cash bonus and equity incentive awards) and approximately 79% of the average total direct compensation opportunity of the other named executive officers.

2016 Say-On-Pay Vote

In March 2016, our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 96% of stockholder votes cast in favor of our 2016 say-on-pay resolution. As a result, we continued to emphasize our pay for performance culture and did not make any significant changes to our pay program in 2016. The Compensation and Succession Planning Committee (the "Compensation Committee") reviewed our executive compensation peer group and continued to align the transition of pay opportunities for our executives with our compensation philosophy. The Compensation Committee also approved performance metrics for incentive pay that were designed to correlate with the way we evaluate our operational results and reflect measures of performance that we believe drive returns for our stockholders.

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Fiscal Year 2016 Compensation Practices and Policies

We believe our executive pay is reasonable and provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. We regularly evaluate the major risks to our business, including how risks taken by management could impact the value of executive compensation. To this end, we note the following regarding our compensation practices:

Highlights of Our Executive Compensation Program—Linking Pay with Performance and Mitigating Risk
Best Practices	✔	Use performance metrics to align pay with performance.
	✔	Cap payouts under our annual cash bonus plan and performance share plans.
	✔	Require our CEO to own stock equal in value to 6 times base salary, and the CFO and senior executives to own stock equal in value to 3 times base salary.
	✔	Require other executives to own our stock and require the amount of their stock ownership to increase with their level of responsibility.
	✔	Require executives to retain all options and equity grants until required ownership levels are met.
	✔	Apply clawback obligations to annual cash bonus and equity awards for executives.
	✔	Regularly review the Compensation Committee charter to ensure best practices.
	✔	Engage an independent compensation consultant that reports to the Compensation Committee and that provides no other services to AmerisourceBergen.
	✔	Consider a peer group in establishing CEO and CFO compensation, and consider published compensation survey data for our other executive officers.
	✔	Prohibit short sales, hedging or pledging of our stock by our executive officers and directors.
	✔	Require forfeiture of awards upon violation of restrictive covenants.
	✔	Require double-trigger for change in control payments.
	✔	Consider burn rate in equity grant decisions and manage use of equity plan conservatively.

Practices We	✘	Compensation practices that encourage excessively risky business decisions.
Do Not Allow	✘	Paying for poor performance under our incentive plans.
	✘	Granting stock options with an exercise price lower than fair market value.
	✘	Backdating or retroactively granting options or restricted stock units.
	✘	Paying dividends on unearned and unvested performance shares.
	✘	Repricing stock options.
	✘	Providing tax gross-ups in the event of a change in control.

2016 Fiscal Year Business Highlights

The Company's performance in fiscal 2016 included the acquisition of PharMEDium, the renewal of relationships with key customers in our core business, and continued execution of our strategic plan, which includes the growth of all of our business units. Those achievements and others were accomplished in the face of a rapidly changing and challenging environment in which anticipated benefits from brand and generic drug price inflation declined throughout the fiscal year. The following highlights of the year include non-GAAP financial measures with respect to which Appendix A to this proxy statement presents reconciliations to the most comparable GAAP financial measures and information about the reasons such non-GAAP financial measures are disclosed:

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  Diluted earnings per share of $6.32, compared to a loss of $0.63 in the prior year.

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  Adjusted diluted earnings per share ("adjusted EPS") of $5.62, representing a 13.8% increase over prior year adjusted diluted earnings per share.1

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  Revenue of $146.8 billion, representing a 8.0% increase over prior year revenue.

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  Gross profit of $4.3 billion, representing a 21.1% increase over prior year gross profit.

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  Adjusted gross profit of $4.3 billion, representing an 8.3% increase over prior year adjusted gross profit.1

  ■
  Operating income increased 261.4% over prior year operating income.

  ■
  Adjusted operating income increased 6.6% over prior year adjusted operating income.1

  ■
  Net cash provided by operating activities of $3.2 billion, and free cash flow of $2.7 billion.1

  ■
  Returned a substantial amount of cash to our stockholders in fiscal year 2016 through $288.5 million in dividends, $731.2 million million in stock repurchases under our regular share repurchase program, and $1,535.1 million in stock repurchases under our special share repurchase programs.

  ■
  Increased the quarterly dividend rate by 17% to $0.34 per share in November 2015, and by an additional 7% to $0.365 in November 2016.

  ■
  Invested $464.6 million in the Company through capital expenditures.

  ■
  Mitigated the dilutive impact of the exercise of the warrants held by Walgreens Boots Alliance.

  ■
  Total stockholder returns, including reinvestment of gross dividends, for the three-year period ended September 30, 2016, of 34.6%. This compares to total stockholder returns of the S&P 500 index of 31.2% over the same period.

2016 Fiscal Year Executive Compensation Objectives and Actions

The Compensation Committee reviews and makes decisions about executive compensation, including the amount of base salary, cash bonus and long-term incentive awards paid to our named executive officers. The Compensation Committee takes into account our financial and business results, individual performance and competitive data. In light of these considerations, the Compensation Committee made the following executive compensation decisions in fiscal year 2016:

  ■
  Continued the emphasis on the use of equity-based incentives so that the achievement of target pay for our executives correlates with strong performance for AmerisourceBergen and our stockholders.

  ■
  Established fiscal year 2016 performance goals for our annual cash bonus plan, including target adjusted EPS of $5.62 per share, adjusted operating income of $2.1 billion, adjusted operating income margin of 1.41% and free cash flow of $2.64 billion at the corporate level, consistent with our Board-approved business plan. These performance goals were calculated consistently with the way in which our publicly disclosed non-GAAP financial measures were calculated. (See Appendix A for more information about our non-GAAP financial measures.)

  ■
  Set target incentive levels for fiscal year 2016 cash bonuses for named executive officers from 100% to 150% of base salary.

  ■
  Approved fiscal year 2016 cash bonus payouts that were paid at 71.5% of target for corporate-level metrics in the aggregate.

  ■
  Granted annual equity incentive awards to our named executive officers after considering our compensation philosophy and the Compensation Committee's assessment of individual performance and expected future contributions. The grant value of each annual equity award was split among stock options (40%), restricted stock units (20%) and performance shares (40%).

  ■
  Approved performance metrics of adjusted EPS and adjusted return on invested capital ("adjusted ROIC") for the performance shares granted to our named executive officers in fiscal year 2016 (covering

1
See Appendix A for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations. For a comprehensive discussion of our GAAP financial results, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

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    the three-year performance period ending September 30, 2018). (See the section of this proxy statement titled "Performance Share Awards—Payout of FY14-FY16 Performance Shares" for more information about adjusted ROIC.)

We believe that the fiscal year 2016 compensation of our named executive officers was aligned with AmerisourceBergen's adjusted fiscal year 2016 results and met our compensation objectives. Our compensation policies have enabled us to attract and retain talented and experienced executives. We believe that these policies have benefitted AmerisourceBergen over time and will position us for growth in future years.

Setting Executive Compensation

We consider market pay practices as a starting reference point when setting executive compensation. The Compensation Committee assesses whether our level of executive pay is appropriate when compared to industry and market standards. The Compensation Committee's independent compensation consultant assists the Compensation Committee in developing a peer group of companies to serve as the basis for comparing the pay of our named executive officers to the market. We conduct a detailed market review of executive pay to evaluate each element of pay and benefit competitiveness, review pay practices and compare performance against our peer group.

Our peer group is composed of companies with business models and operations comparable to our own, including our two largest direct competitors, and companies that we believe have a similar financial and operational profile. Metrics used to select our peer group include: revenue; market capitalization; net income; operating income margin; and return on invested capital. We believe our peer group reflects the type and complexity of business risks managed by our executives and that we compete with many of the companies in our peer group for executive talent.

In fiscal year 2016, the Compensation Committee, in consultation with its independent compensation consultant, evaluated our peer group to ensure that our peer group companies were still appropriate. Following its review, the Compensation Committee concluded that our current peers remained reasonable. Our 2016 peer group as determined by the Compensation Committee was as follows:

2016 Peer Group
Avnet, Inc.	FedEx Corporation	McKesson Corporation
Cardinal Health, Inc.	Henry Schein, Inc.	Sysco Corporation
Costco Wholesale Corporation	The Home Depot, Inc.	Target Corporation
CVS Health Corporation	Ingram Micro Inc.	United Parcel Service, Inc.
Express Scripts Holding Company	The Kroger Co.	Walgreens Boots Alliance, Inc.

In fiscal year 2016, the Compensation Committee reviewed peer group proxy statement data in evaluating our CEO's and CFO's pay and published compensation survey data in evaluating our other executive officers pay. When assessing pay levels, the Compensation Committee also reviews the relative positioning of our executive officers with each other. In 2016, the Compensation Committee's consultant concluded that our overall competitive posture for executive pay remained aligned with our pay for performance compensation philosophy.

Target Percentile Compensation Opportunity

Our compensation program targets executive pay relative to our peer group as follows:

Base Salary	Total Cash Compensation (Base Salary + Cash Bonus)	Total Direct Compensation (Base Salary + Cash Bonus + LTI)
35th percentile of peer group	50th percentile of peer group	50th percentile of peer group

We target total direct compensation opportunity in the 50th percentile relative to our peer group. We believe that targeting pay opportunities at the median of our peer group enables us to retain talented and experienced executives and is consistent with market leading practices.

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Components of the Executive Compensation Program

Pay Element	Award Type	Purpose	Fixed v. Variable	Performance Measure
Base Salary	Cash	■ Provide a regular stream of income and security	Fixed	The Compensation Committee takes into account job performance, scope of duties and responsibilities, expected future contributions, peer group and other market pay data.

Cash Bonus	Cash	■ Motivate executives to improve financial performance year-over-year ■ Reward executives who deliver targeted financial results	Variable	Actual payout based on Company performance.

Long-Term Incentives	Performance Shares, Restricted Stock Units and Stock Options	■ Motivate executives to achieve superior business results over long-term ■ Enhance alignment between management and stockholder interests ■ Support stock ownership requirements	Variable	Actual value is determined by Company performance over a three-year time frame and/or linked to stock price.

Base Salary

We target base salary in the 35th percentile for similar positions in our peer group. By positioning base salary below our peer median, we place greater emphasis on incentive compensation for our executive officers.

In November 2015, Mr. Collis's, Mr. Guttman's, and Mr. Chou's base salaries were increased by 4.2%, 4.4% and 4.0%, respectively, to reflect individual performance and align them with the market. Mr. Frary's base salary was increased by 3.4% to reflect the strong growth of ABSG. Mr. Mauch's base salary was increased by 11.1%, primarily to reflect the increased scope of his responsibilities during his first full fiscal year as Executive Vice President and President of ABDC. In November 2016, the Compensation Committee accepted management's recommendation that the named executive officers and our other senior executives receive no increase in base salary for fiscal 2017.

FY2016 Cash Bonus Payout

The Compensation Committee approves the performance goals and incentive levels for each of our named executive officers, and assigns a relative weighting to each performance measure under our cash incentive plan. For each performance measure, there is a threshold and a target. Threshold refers to the minimum acceptable level of performance. We do not pay a bonus on a particular financial measure if our performance is at or below the threshold, except with respect to the operating income margin financial measure, where we pay 50% at threshold. Target is the expected level of performance. All cash incentive awards are issued to the executives pursuant to our Omnibus Incentive Plan.

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Executives may receive an amount in excess of their target bonus (up to a maximum of 200% of the target incentive) if we exceed target on the key performance metric established for them. Therefore, an individual's actual bonus consists of the amount determined for exceeding the thresholds and, if applicable, an amount (which we refer to as a "stretch" bonus) for exceeding target on the key performance metric established for them. The key performance metric for Mr. Collis, Mr. Guttman and Mr. Chou was adjusted EPS. The key performance metric for Mr. Frary was ABSG consolidated operating income, and the key performance metric for Mr. Mauch was ABDC operating income. The stretch portion is calculated by increasing the earned bonus by an additional 5% for every 1% that actual performance exceeds target on the key performance metric. For example, if actual adjusted EPS exceeded target adjusted EPS by 1%, for the three named executive officers with adjusted EPS as the key metric, the stretch portion would be calculated by multiplying earned bonus by 5%.

In November 2015, the Compensation Committee approved the following corporate performance measures for our fiscal year 2016 cash incentive plan:

Corporate Performance Measure	Threshold	Target	Actual Performance[1]
Adjusted EPS[1]	$5.06	$5.62	$5.62

Adjusted Operating Income	$1.9 billion	$2.1 billion	$2.0 billion

Adjusted Operating Income Margin	1.39%	1.41%	1.38%

Free Cash Flow	$2.2 billion	$2.6 billion	$2.7 billion

1
See Appendix A to this proxy statement for additional information regarding non-GAAP financial measures, including GAAP to non-GAAP reconciliations.

The Compensation Committee chose adjusted EPS, adjusted operating income, adjusted operating income margin and free cash flow as corporate-level goals because they are the key metrics used by management to set business goals and evaluate our financial results. In addition, we communicate our expectations about future business performance to investors by using an adjusted EPS range each fiscal year. We generally set adjusted EPS targets to reflect our long-term business goal of growing adjusted EPS in the mid-teens, while allowing for reasonable flexibility to set our annual targets based on the impact of industry trends, other market factors and special items from year to year. The Compensation Committee chose adjusted operating income and adjusted operating income margin to encourage our executives to grow our Company's profitability. We use free cash flow as a corporate-level financial metric because the amount of free cash flow that we generate each year is essential for us to maintain appropriate working capital. Free cash flow is also an important consideration for our investors. The targets for the 2016 cash incentive plan financial performance measures were based on our Board-approved business plan for fiscal year 2016. AmerisourceBergen exceeded threshold on the adjusted EPS, adjusted operating income and free cash flow corporate performance metrics. As a result, the bonus payout for corporate-level metrics was 71.5% of target incentive in the aggregate.

Target and actual fiscal year 2016 cash bonuses for our named executive officers were as follows:

		Target Incentive

Name	2016 Base Salary	Percent of Base Salary	Amount	Maximum Bonus Potential	Percentage Payout versus Target Incentive	Actual Bonus Payout
Steven H. Collis	$1,240,000	150%	$1,860,000	$3,720,000	71.5%	$1,330,783

Tim G. Guttman	$710,000	100%	$710,000	$1,420,000	71.5%	$507,987

John G. Chou	$624,000	100%	$624,000	$1,248,000	71.5%	$446,456

James D. Frary	$600,000	100%	$600,000	$1,200,000	126.7%	$759,962

Robert P. Mauch	$600,000	100%	$600,000	$1,200,000	51.2%	$307,118

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Our CEO, CFO and General Counsel's fiscal year 2016 cash bonuses were designed to reflect enterprise-wide performance. As a result, 100% of their bonus payments were dependent upon the achievement of corporate financial performance goals with adjusted EPS and adjusted operating income each weighted at 30% of the total target incentive and adjusted operating income margin and free cash flow each weighted at 20% of the total target incentive.

Mr. Frary is the executive in charge of ABSG and Mr. Mauch is the executive in charge of ABDC. Our World Courier and AmerisourceBergen Consulting Services businesses report to Mr. Frary. Therefore, the results of World Courier and AmerisourceBergen Consulting Services were included in ABSG's consolidated results for purposes of calculating Mr. Frary's fiscal year 2016 bonus. For Mr. Frary and Mr. Mauch, as named executive officers leading specific business units, a substantial part of their bonuses are tied to business unit performance measures. The Compensation Committee selects business unit performance goals that are designed to help us achieve our overall Company corporate performance goals for the fiscal year (i.e., adjusted EPS, adjusted operating income, adjusted operating income margin and free cash flow). Business unit operating goals also take into account the risk profile and market dynamics in each business.

Mr. Frary's and Mr. Mauch's fiscal year 2016 cash bonuses were based 30% on the Company's adjusted EPS, 20% on the Company's adjusted operating income, and 50% on business-specific operating metrics, with weightings of 40% on business unit operating income and 10% on business unit pre-tax profit. The Compensation Committee believes this mix appropriately links pay to Mr. Frary's and Mr. Mauch's respective operating responsibilities while also aligning their goals with the broader organization. The Compensation Committee chose business unit operating income because it is the primary indicator of profitability for each business and emphasizes our drive toward efficiency in our operations, and it chose pre-tax profit to focus ABSG and ABDC on capital efficient growth in their respective markets. Mr. Frary's 2016 stretch bonus opportunity was based on the consolidated operating income of ABSG, and Mr. Mauch's 2016 stretch bonus was based on the operating income of ABDC.

Mr. Frary's and Mr. Mauch's goals were intended to be challenging and to provide an incentive for them to drive their business units to help achieve our strategic objectives. For ABSG, those objectives included increasing our international exposure and penetration in select global markets through complementary acquisitions and other commercial arrangements. For ABDC, those objectives included expanding into new lines of business that leverage off of our existing strengths.

In fiscal year 2016, ABSG's consolidated results exceeded target on both business unit performance goals. ABSG did not achieve target on two of the business unit cash incentive financial performance measures applicable to a named executive officer in one of the last five fiscal years (FY12 - FY16). In fiscal year 2016, ABDC's results did not exceed target on ABDC operating income and ABDC pre-tax profit. ABDC has not achieved target on two of the business unit cash incentive financial performance measures applicable to a named executive officer in three of the last five fiscal years (FY12 - FY16).

Looking Ahead: FY2017 Cash Bonus

In November 2016, the Compensation Committee approved performance measures for our fiscal year 2017 annual cash incentive plan. In 2017 the fiscal year cash bonus will continue be paid solely on the attainment of financial performance metrics. For named executive officers whose compensation is based entirely on Company performance, the metrics are the Company's adjusted EPS, adjusted operating income, adjusted operating income margin and free cash flow. For named executive officers whose compensation is based on both Company and business unit performance, the metrics are the Company's adjusted EPS, adjusted operating income margin and free cash flow, and the applicable business unit's operating income and pre-tax profit.

These metrics are intended to be challenging and to provide an incentive to achieve the goals set out in our fiscal year 2017 business plan and the strategic and other priorities established by our long-range plan. Fiscal year 2017 target incentive levels for the named executive officers range from 100% to 150% of base salary, with the opportunity for each named executive officer to earn up to a maximum of 200% of target incentive if we exceed our financial performance goals.

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Long-Term Incentive

We use equity awards to motivate our executives to achieve superior business results over the long term. Equity awards support our stock ownership requirements and further enhance the alignment between management and stockholder interests. The annual equity award for our executive officers is allocated 40% in stock options, 20% in restricted stock units and 40% in performance shares. This mix provides an incentive to achieve favorable long-term results at a reasonable cost to the Company. Long-term incentives are issued pursuant to our Omnibus Incentive Plan.

In fiscal year 2016, we awarded our named executive officers options to purchase 322,840 shares of our Common Stock, 28,705 restricted stock units of our Common Stock and 57,410 target performance shares. These awards represented approximately 19% of the total equity incentives granted to management and other employees in fiscal year 2016. We believe that it was appropriate to award approximately 19% of the annual equity incentives to our named executive officers because they are in the best position to drive our future results and implement our long-term business strategy. Equity incentives represented approximately 72% of Mr. Collis's total direct compensation and approximately 62%, on average, of the total direct compensation of the other named executive officers in fiscal year 2016.

In approving fiscal year 2016 long-term equity incentive awards, the Compensation Committee considered a number of factors:

  ■
  Skills, experience, time in role and expected future contributions.    The value of equity awards depends in part on the scope of an executive's job responsibilities and the impact he or she can be expected to have on our future operating results.

  ■
  Company performance.    The Compensation Committee reviews our prior year financial performance and the executives' leadership and focus on fostering our strategic initiatives.

  ■
  Market alignment.    The Compensation Committee sets the target value of equity awards so that our executives will have a target long-term incentive near the median of our peer group. The target values are informed by the Compensation Committee's review of the competitive positioning of each element of pay based on compensation data prepared by the external compensation consultant with reference to our peer group for our CEO and CFO and with reference to published market compensation survey data for the other named executive officers.

  ■
  The emphasis placed on equity in the mix of total compensation.    The Compensation Committee believes that incentive compensation should constitute the majority of each executive's overall compensation package to provide incentives to meet our performance objectives and grow our stock price over time.

  ■
  Average annual share use.    The Compensation Committee also takes into account the average annual share use for total equity incentives granted to employees in order to provide stock options, restricted stock units and performance shares to eligible employees at a reasonable rate and cost to AmerisourceBergen and its stockholders.

Equity awards are subject to vesting and clawback provisions, described in more detail below and in the sections following the Summary Compensation Table. When an executive retires, unvested equity awards will continue to vest according to their schedule and vested options will remain exercisable for the length of their original term (which is currently seven years). We believe these requirements support our goal of retaining executives and aligning individual performance with our long-term growth. The post-retirement provisions provide an additional incentive for executives, particularly those near retirement, to continue to focus on our long-term performance. Clawback provisions serve as a means to redress detrimental behavior by current and former employees.

Performance Share Awards

Our performance plan is designed to encourage our executives to focus on initiatives that promote the achievement of our long-term goals. Performance share awards are granted annually, and each performance award is based on a performance period covering three fiscal years.

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Performance shares are subject to the attainment of performance goals approved by the Compensation Committee. Vesting (or payout of shares) is based on cumulative performance at the end of the applicable three-year performance cycle.

A participating executive has the opportunity to earn a payout between 0% and 150% of his or her target award. If threshold performance for a particular metric is not attained, the executive forfeits the right to receive any payout based on that metric. Threshold performance for each metric will result in a share payout equal to 50% of the target award. Target performance for each metric will result in a share payout equal to 100% of the target award. Attaining the maximum goal for each metric will result in a share payout equal to 150% of the target award.

Payout of FY14 - FY16 Performance Shares

In November 2016, the Compensation Committee approved the vesting and payment of the FY14 - FY16 performance shares at 150% of their target award level. The Compensation Committee's determination was based on AmerisourceBergen's achievement of a compound annual adjusted EPS growth rate of 20.52% and an average annual adjusted ROIC of 20.73% for the three-year performance period ended September 30, 2016. (See the footnotes to the table below for how these non-GAAP performance measures are calculated.)

The FY14 - FY16 performance share awards were granted to our named executive officers (other than Mr. Mauch, who was then serving as Senior Vice President, Operations) in November 2013. In 2014, the Compensation Committee approved the use of non-GAAP metrics in these awards to reflect the change in our public reporting of operating performance and earnings guidance to investors using non-GAAP financial measures, including adjusted earnings per share, which occurred during the performance period covered by these awards.

The award metrics for the FY14 - FY16 performance share awards were as follows:

			Threshold		Target		Maximum		Actual Performance

Metric	Weighting	Baseline	Goal	Payout Ratio	Goal	Payout Ratio	Goal	Payout Ratio
Compound Annual Adjusted EPS(1)	75%	$3.21	8%	50%	11%	100%	14%	150%	20.52%

Average Annual Adjusted ROIC(2)	25%	—	12%	50%	15%	100%	18%	150%	20.73%

(1)
Compound Annual Adjusted EPS is the mean annual growth rate of adjusted EPS from the baseline over the three-year performance period.

(2)
Average Annual Adjusted ROIC is calculated by taking the average of the Company's adjusted ROIC during the three-year performance period. Adjusted ROIC is calculated by dividing after tax adjusted operating income by invested capital.

Based on our performance, and the respective weighting of each performance metric, the number of shares earned for the FY14 - FY16 performance share awards was calculated as follows:

Metric	Percentage of Target Award Allocated		Performance Multiplier		Awards Earned
Adjusted EPS	75%	X	Performance-Determined Payout Ratio	=	Awards Earned Based on Adjusted EPS Performance

Adjusted ROIC	25%	X	Performance-Determined Payout Ratio	=	Awards Earned Based on Adjusted ROIC Performance

					Total Performance Share Awards Earned

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FY14 - FY16 Performance Shares Earned:

Name	Shares Earned
Steven H. Collis	58,695

Tim G. Guttman	14,893

John G. Chou	9,636

James D. Frary	11,389

FY16 - FY18 Performance Share Metrics

The Compensation Committee approved the terms of the FY16 - FY18 performance shares in November 2015, including the following performance metrics and weightings:

Metric	Weighting
Adjusted EPS	75%

Adjusted ROIC	25%

The Compensation Committee believes the compound adjusted EPS and adjusted ROIC growth goals for the performance shares covering the three-year performance period (beginning on October 1, 2015 and ending September 30, 2018) can be characterized as challenging and difficult to achieve, but attainable with significant skill and effort on the part of our executive leadership team. The adjusted EPS and adjusted ROIC goals of the FY16 - FY18 performance share awards are consistent with our guidance and long-range plan. In the case of the FY16 - FY18 performance share awards, performance will be assessed as of September 30, 2018.

Clawback Policy

All cash and equity awards granted under the Omnibus Incentive Plan are subject to binding, contractual obligations to comply with clawback provisions. Our executives receive their annual cash bonus and equity awards under our Omnibus Incentive Plan. The forfeiture or clawback of shares or other amounts received would apply if the executive is terminated for cause, breaches restrictive covenants (during the employment period or two years thereafter), or engages in any conduct (during the employment period or three years thereafter) that results in AmerisourceBergen having to restate its financial statements or engages in certain other misconduct. Our clawback policy also applies to any outstanding equity awards held by executives. Further, we intend to comply with the clawback regulations ultimately finalized by the SEC and the NYSE, and intend to modify our clawback provisions in accordance with the final regulations.

All of our employees who are eligible for equity awards receive those awards pursuant to the Omnibus Incentive Plan. As such, clawback provisions apply to all employees who receive equity awards from us.

Equity Award Grant Practices

We have a written policy on equity grants designed to formalize our equity grant practices and ensure that equity awards will generally be made at specified times. Our equity award policy is not intended to and does not limit the authority of the Compensation Committee under our equity incentive plans, including the Omnibus Incentive Plan. The Compensation Committee generally will review and approve annual equity awards to executives and other eligible employees in November of each year, which is near the beginning of our fiscal year. This allows the Compensation Committee to make annual equity awards at the beginning of the relevant performance cycle with the benefit of reviewing results from the immediately preceding performance cycle. We also may make equity awards at other times during the year for new hires or other reasons, including, for example, a job promotion or as a result of an acquisition. In accordance with our policy and our Omnibus Incentive Plan, the Compensation Committee has delegated limited authority to our CEO to approve grants to

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non-executive officers. Such awards may only be made on the first day of a month (or the next trading day, if the first day of the month is not a trading day). The Compensation Committee must approve any equity awards to our named executive officers.

The exercise price of any stock option award is the closing price of our Common Stock on the date of grant. We do not backdate or retroactively grant options, restricted stock or restricted stock units. We generally schedule Board and Compensation Committee meetings at least one year in advance and, as noted above, generally make annual equity awards to our named executive officers at approximately the same time each year. We do not time our equity awards to take advantage of the release of earnings or other major announcements by us or market conditions.

Other Compensation

Our named executive officers receive a limited amount of other benefits as part of a competitive compensation package. These benefits include, as discussed below, a Company matching contribution under our 401(k) plan, which is provided to all employee participants. We provide an allowance for tax and financial planning services for our executives to give them the opportunity to maximize the benefits from the compensation and benefits programs offered to them and to enable them to focus more of their time and attention on achieving our financial and strategic goals. In the aggregate, these other benefits constitute only a small percentage of each named executive officer's total compensation.

Deferred Compensation

Executives may defer receipt of part or all of their cash compensation under our deferred compensation plan. The plan is intended to promote retention of executives by providing a long-term, tax efficient savings opportunity at low cost to us. Amounts deferred under the plan are deemed invested in the plan investment options chosen by the executive. The executive's account is adjusted for any notional gains and losses on the amounts deferred under the plan.

Employee and Retirement Benefits

Core employee benefits are available to the named executive officers on the same basis as all domestic employees generally. These benefits include medical and dental coverage, disability insurance, life insurance and a 401(k) plan.

We offer a benefit restoration plan to selected key management, including the named executive officers. We implemented this plan to address the absence of any non-legacy executive retirement plan following the 2001 merger to form the Company and to permit executives to receive the full amount of the Company match available for other employees generally under the 401(k) plan. This plan provides an annual contribution amount equal to 4% of a participant's salary and bonus to the extent that his or her compensation exceeds IRS limits applicable to our 401(k) plan.

Severance and Change in Control Benefits

Severance Benefits.    We provide severance benefits under specified circumstances to give executives a measure of financial security following the loss of employment, to protect the Company from competitive activities after the departure of certain executives, and because we believe that these benefits are important to attract and retain our executives in a competitive industry. We will provide severance benefits if we discharge a named executive officer without cause or he leaves the Company for good reason. Good reason means a reduction in base salary or our failure to comply with our obligations (including, in some cases, by diminishing the executive's authority, duties and responsibilities) under his employment agreement. The terms of these benefits are set out in employment agreements and various plans, which are described in the section of this proxy statement titled "Executive Compensation—Employment Agreements."

We do not provide severance benefits if a named executive officer is terminated for cause or leaves without good reason. In that case, we would only pay the amount of accrued obligations.

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Change in Control.    We do not provide enhanced cash compensation in connection with a change in control of the Company. The vesting of equity awards will be accelerated if a named executive officer's employment is involuntarily terminated within two years after a change in control. In the event of a change in control, a shortened performance period, which extends only through the end of the fiscal quarter preceding the change in control, will be used to determine the payout under awards of performance shares. We provide these benefits to provide financial protection to employees following an involuntary loss of employment in connection with a change in control and to enable our executives to focus on important business decisions should we be acquired without regard to how the transaction may affect them personally. We believe that this structure provides executives with an appropriate incentive to cooperate in completing a change in control transaction. The Board and the Compensation Committee also have discretion under our equity plans to take certain actions in the event of a change in control. These actions include canceling options that are not exercised within 30 days after a change in control; cashing out outstanding options; canceling any restricted stock awards in exchange for the payment of cash, property or a combination of cash and property equal to the award's value; or substituting other property (including securities of another entity) for awards granted under our equity plans.

In addition, there is discretion under the Omnibus Incentive Plan to pay cash bonuses during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based at target level and/or based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control.

Any payments that are made to the named executive officer under the Omnibus Incentive Plan as a result of termination are not intended to constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. The employment agreements of the named executive officers require us to reduce these payments, if necessary, to ensure that they do not constitute excess parachute payments.

Executive Stock Ownership

Our executives must own shares of our Common Stock in an amount equal to a multiple of their base salary. Stock ownership aligns management's interests with those of our stockholders and provides a continuing incentive for management to focus on long-term growth. Under our executive stock ownership guidelines, Mr. Collis must own shares worth six times his base salary and the other named executive officers must own shares worth three times their base salaries. Executives who become subject to the guidelines have five years from the date of hire or change in status, whichever is later, to comply with the ownership requirements, but must retain all options and equity grants until required ownership levels are met. Following its annual review, the Committee determined that each of the named executive officers is in compliance with the guidelines.

Derivatives Trading and Hedging Prohibition

No director, officer or employee may buy or sell options on our Common Stock or engage in short sales of our Common Stock. We also prohibit directors and executive officers from pledging our stock and hedging the economic risk of ownership of our Common Stock. We have a written policy for our employees on these matters.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officer and the next three most highly compensated executive officers (other than the principal financial officer). The Internal Revenue Code generally excludes from the calculation of the $1 million cap "qualified performance-based compensation." In fiscal year 2016, a portion of the compensation paid to Mr. Collis, Mr. Chou, Mr. Frary and Mr. Mauch was not deductible.

Our Omnibus Incentive Plan has been structured so that compensation deemed paid to an executive officer in connection with the exercise of stock options should qualify as performance-based compensation that is not subject to the $1 million limitation. In addition, performance share awards and cash incentive awards with performance-vesting goals tied to one or more of the performance criteria approved by the stockholders may also qualify as performance-based compensation for Section 162(m) purposes. However, restricted stock units subject only to service-vesting requirements will not qualify as such performance-based compensation.

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When developing and implementing our executive compensation programs, we consider the potential deductibility of the compensation payable under those programs. However, it is our view that the deductibility of compensation should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. We believe that it is important to preserve flexibility in administering compensation programs in a manner designed to attract and retain executive officers who are essential to our financial success and to promote various other corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). The Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation that may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

Compensation Committee Report

The Compensation and Succession Planning Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in the 2017 proxy statement. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for our 2017 Annual Meeting of Stockholders and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2016.

COMPENSATION AND SUCCESSION PLANNING COMMITTEE
Michael J. Long, Chairman Douglas R. Conant Kathleen W. Hyle Henry W. McGee

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to or earned during fiscal year 2016 by (i) our Chairman, President and Chief Executive Officer, (ii) our Executive Vice President and Chief Financial Officer, and (iii) the three other most highly compensated executive officers, who we collectively refer to in this proxy statement as our named executive officers.

(A) Name and Principal Position	(B) Year	(C) Salary	(D) Stock Awards	(E) Option Awards	(F) Non-Equity Incentive Plan Compensation	(G) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(H) All Other Compensation	(I) Total
Steven H. Collis	2016	$1,234,231	$4,019,981	$2,680,003	$1,330,783	—	$713,178	$9,978,176
Chairman, President and	2015	$1,190,000	$4,019,982	$2,679,998	$2,447,342	—	$463,504	$10,800,826
Executive Officer Chief	2014	$1,185,962	$4,020,021	$2,679,998	$1,859,697	—	$157,307	$9,902,985

Tim G. Guttman	2016	$706,539	$1,200,002	$800,004	$507,987	—	$153,946	$3,368,478
Executive Vice President and	2015	$676,539	$1,199,980	$799,995	$1,035,912	—	$133,216	$3,845,642
Chief Financial Officer	2014	$632,692	$1,019,953	$679,999	$752,445	—	$55,978	$3,141,067

John G. Chou	2016	$621,231	$1,200,002	$800,004	$446,456	—	$123,132	$3,190,825
Executive Vice President and	2015	$600,000	$780,027	$519,997	$914,040	—	$113,832	$2,927,896
General Counsel	2014	$584,077	$659,970	$440,004	$694,565	—	$61,718	$2,440,334

James D. Frary	2016	$597,692	$960,001	$639,996	$759,962	—	$130,687	$3,088,338
Executive Vice President and	2015	$574,231	$900,052	$599,996	$972,660	—	$104,641	$3,151,580
President, AmerisourceBergen	2014	$515,000	$779,964	$520,002	$581,637	—	$52,702	$2,449,305
Specialty Group

Robert P. Mauch	2016	$593,077	$1,079,952	$720,009	$307,118	—	$74,573	$2,774,729
Executive Vice President and President, AmerisourceBergen Drug Corporation

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Salary (Column C)

The amounts reported as salary represent the base salaries paid to each of the named executive officers for each fiscal year shown. Amounts shown for Mr. Collis include $43,481, $245,470 and $315,507 deferred into our deferred compensation plan for fiscal years 2014, 2015 and 2016, respectively. Amounts shown for Mr. Mauch include $13,154 deferred into our deferred compensation plan for fiscal year 2016.

Stock Awards and Option Awards (Columns D and E)

The amounts reported in Columns D and E represent the grant date fair value for equity awards shown in accordance with Accounting Standards Codification Topic 718 disregarding the estimate of forfeitures related to service-based vesting conditions. Such values do not reflect whether the recipient has actually realized a financial benefit from the award. There were no forfeitures by any of the named executive officers in fiscal years 2016, 2015, or 2014. See Note 12 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 relating to assumptions made in the valuation.

For awards that are subject to performance conditions, such as the performance shares included in the table above, we report the fair value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome is assumed to be at target level attainment and the grant date fair values of the FY16—FY18 performance shares at target level attainment were as follows: Mr. Collis—$2,679,987, Mr. Guttman—$799,968, Mr. Chou—$799,968, Mr. Frary—$640,034, and Mr. Mauch—$720,001. The following represents the grant date fair value of the performance share awards at maximum level attainment: Mr. Collis—$4,019,981, Mr. Guttman $1,200,002, Mr. Chou—$1,200,002, Mr. Frary—$960,001, and Mr. Mauch—$1,079,952.

Long-term equity incentive awards were made pursuant to our Omnibus Incentive Plan. Stock options have an exercise price equal to the closing price of our Common Stock on the date of grant. Stock options vest at the rate of 25% per year beginning on the first anniversary of the grant date and may be exercised over a term of seven years from the date of grant for those stock options granted on or after February 27, 2008. Unvested options granted normally cease to vest upon any termination of employment other than involuntary termination of employment within two years after a change in control. If we terminate a named executive officer for cause, all outstanding options (vested and unvested) are immediately canceled. (See the section of this proxy statement titled "Potential Payments Upon Termination of Employment or Change in Control" for a description of the impact of termination of employment on vesting and exercisability of restricted stock and stock options.)

Restricted stock and restricted stock unit awards vest on the third anniversary of the grant date. Unvested restricted stock or restricted stock units are forfeited if the executive leaves the Company prior to vesting, except by reason of death, disability or an involuntary termination of employment within two years after a change in control. In accordance with the dividend rate applicable to the declaration of dividends on our Common Stock from time to time, dividends on unvested restricted stock (and restricted stock units) are accrued and paid upon vesting. The dividend rate is not preferential. A restricted stock unit is a right to receive shares of our Common Stock that is delivered at the time and to the extent that the shares vest.

Performance shares vest at the end of the three-year performance period applicable to the awards, subject to achievement of the performance metrics and except as noted below. Performance shares are settled using shares of our Common Stock. Each performance share represents the right to receive one share of our Common Stock. The Common Stock is not restricted upon payout of the award. If threshold performance for a performance metric is not achieved, the executive will forfeit the right to receive any payout based on that metric. Except as set forth below, the executive must remain continuously employed by us through the end of the original performance period in order to receive a payout of the award. An executive will forfeit his or her award under the performance plan upon voluntary termination of employment or termination for cause prior to vesting. An executive is entitled to receive a pro-rata portion of his or her award in the event of the executive's death, disability or involuntary termination without cause prior to vesting, provided such event occurs after at least eighteen months from the beginning of the performance period. In addition, in the event of the executive's death or disability, the performance period will be measured only through the end of the most recently completed quarter prior to such event. Upon a change in control of AmerisourceBergen, an executive will be

43

entitled to receive a payout, if any, based upon a shortened performance period (extending from the beginning of the performance period through the end of the fiscal quarter preceding the change in control), but the vesting and the payout of the award, if any, would be made at the end of the original performance period so long as the executive is continuously employed by us. However, in the case of the executive's involuntary termination with or without cause within two years of a change in control, the performance award will vest on the date of the executive's termination. If an executive voluntarily retires, the executive will be entitled to receive a payout of his or her award at the end of the three-year performance period, if any, depending on assessment of our performance at the end of the three-year performance period. In accordance with the dividend rate applicable to the declaration of dividends on our Common Stock from time to time, dividends on unvested performance shares are accrued and paid upon vesting. If the required performance is attained, the executive will receive shares of Common Stock equal in value to the total dividends that would have been paid on the award. The dividend rate is not preferential. There are no dividends paid on outstanding performance shares during the performance period.

Non-Equity Incentive Plan Compensation (Column F)

The amounts reported in Column F represent the annual cash bonuses awarded to the named executive officers pursuant to our Omnibus Incentive Plan for the fiscal year shown. (See cash bonus discussion in the section of this proxy statement titled "Compensation Discussion and Analysis—Cash Bonus.")

All Other Compensation (Column H)

The following table shows the specific components of the amounts shown for fiscal year 2016 in Column H of the Summary Compensation Table:

Name	Year	Employee Investment Plan (1)	Benefit Restoration Plan (2)	Financial Planning	Dividends Paid Upon Vesting of Equity Awards (3)	Total
Steven H. Collis	2016	$10,600	$137,032	$15,000	$550,546	$713,178

Tim G. Guttman	2016	$10,600	$59,267	$15,000	$69,079	$153,946

John G. Chou	2016	$10,600	$51,032	$15,000	$46,500	$123,132

James D. Frary	2016	$10,600	$52,522	$15,000	$52,565	$130,687

Robert P. Mauch	2016	$10,600	$36,434	$15,000	$12,539	$74,573

(1)
These amounts represent Company contributions under the AmerisourceBergen Employee Investment Plan, our 401(k) plan, which were posted to the executives' accounts during fiscal year 2016.

(2)
These amounts represent Company contributions to the AmerisourceBergen Corporation Benefit Restoration Plan, which were posted to the executives' accounts during fiscal year 2016.

(3)
These amounts represent dividends paid upon vesting of restricted stock, restricted stock units and performance shares for awards that vested in fiscal year 2016.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers during fiscal year 2016.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type	Grant Date	Threshold (1)	Target (1)	Maximum (1)	Threshold (#) (2)	Target (#) (2)	Maximum (#) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards (3)
Steven H. Collis	Restricted Stock Units	11/11/2015	—	—	—	—	—	—	13,640	—	—	$1,339,994
	Performance Shares	11/11/2015	—	—	—	13,640	27,280	40,920	—	—	—	$2,679,987
	Stock Options	11/11/2015	—	—	—	—	—	—	—	153,406	$98.24	$2,680,003
	Cash Bonus	n/a	$186,000	$1,860,000	$3,720,000	—	—	—	—	—	—	—

Tim G. Guttman	Restricted Stock Units	11/11/2015	—	—	—	—	—	—	4,072	—	—	$400,033
	Performance Shares	11/11/2015	—	—	—	4,072	8,143	12,215	—	—	—	$799,968
	Stock Options	11/11/2015	—	—	—	—	—	—	—	45,793	$98.24	$800,004
	Cash Bonus	n/a	$71,000	$710,000	$1,420,000	—	—	—	—	—	—	—

John G. Chou	Restricted Stock Units	11/11/2015	—	—	—	—	—	—	4,072	—	—	$400,033
	Performance Shares	11/11/2015	—	—	—	4,072	8,143	12,215	—	—	—	$799,968
	Stock Options	11/11/2015	—	—	—	—	—	—	—	45,793	$98.24	$800,004
	Cash Bonus	n/a	$62,400	$624,000	$1,248,000	—	—	—	—	—	—	—

James D. Frary	Restricted Stock Units	11/11/2015	—	—	—	—	—	—	3,257	—	—	$319,968
	Performance Shares	11/11/2015	—	—	—	3,257	6,515	9,772	—	—	—	$640,034
	Stock Options	11/11/2015	—	—	—	—	—	—	—	36,634	$98.24	$639,996
	Cash Bonus	n/a	$0	$600,000	$1,200,000	—	—	—	—	—	—	—

Robert P. Mauch	Restricted Stock Units	11/11/2015	—	—	—	—	—	—	3,664	—	—	$359,951
	Performance Shares	11/11/2015	—	—	—	3,664	7,329	10,993	—	—	—	$720,001
	Stock Options	11/11/2015	—	—	—	—	—	—	—	41,214	$98.24	$720,009
	Cash Bonus	n/a	$0	$600,000	$1,200,000	—	—	—	—	—	—	—

(1)
These amounts represent possible payouts of fiscal year 2016 cash bonuses under the Omnibus Incentive Plan. The amounts shown in the "Threshold" column represent the minimum amount payable under the Omnibus Incentive Plan based on the assumption that corporate and business unit performance met the thresholds established for the financial performance goals. We generally do not pay a bonus for performance that is at or below the threshold established for financial performance goals except for the operating income margin financial measure, where we pay 50% at threshold. For performance that exceeds threshold but does not meet target, bonus payments are based on the level of performance and are increased ratably until target is reached. Actual payouts for fiscal year 2016 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
These share amounts represent the range of possible performance share award payouts at various levels of attainment for the performance period beginning October 1, 2015 and ending September 30, 2018.

(3)
Amounts in this column represent the grant date fair value of restricted stock units, performance shares and nonqualified stock options. For awards made to our named executive officers on November 11, 2015, the dollar value shown for restricted stock is based on the closing price of our Common Stock of $98.24 per share on November 11, 2015. For awards that are subject to performance conditions, such as the performance shares, in the table above, we report the value at grant date based upon the probable outcome of such conditions consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome of the performance shares is assumed to be at target level attainment. The dollar amount shown for nonqualified stock options was determined on the basis of a binomial method of valuation.

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OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR END

The following table provides information on stock options and stock awards (including unvested/unearned restricted stock, restricted stock units and performance shares) held by our named executive officers as of September 30, 2016.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3)
Steven H. Collis	2/16/2011	180,000	—	$36.37	02/16/2018	—	—	—	—
	2/29/2012	283,467	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	75,620	25,207	$40.21	11/14/2019	—	—	—	—
	08/07/2013	80,869	26,957	$58.74	08/07/2020	—	—	—	—
	11/13/2013	119,429	119,430	$68.49	11/13/2020	19,565	$1,580,461	—	—
	11/12/2014	47,017	141,053	$88.71	11/12/2021	15,105	$1,220,182	33,823	$2,732,222
	11/12/2015	—	153,406	$98.24	11/11/2022	13,640	$1,101,839	23,870	$1,928,219

		786,402	466,053			48,310	$3,902,482	57,693	$4,660,441

Tim G. Guttman	2/29/2012	52,717	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	55,987	18,663	$40.21	11/14/2019	—	—	—	—
	11/13/2013	30,303	30,303	$68.49	11/13/2020	4,964	$400,992	—	—
	11/12/2014	14,035	42,105	$88.71	11/12/2021	4,509	$364,237	10,096	$815,555
	11/12/2015	—	45,793	$98.24	11/11/2022	4,072	$328,936	7,125	$575,558

		153,042	136,864			13,545	$1,094,165	17,221	$1,391,113

John G. Chou	2/16/2011	63,750	—	$36.37	02/16/2018	—	—	—	—
	2/29/2012	48,818	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	41,991	13,997	$40.21	11/14/2019	—	—	—	—
	11/13/2013	19,608	19,608	$68.49	11/13/2020	3,212	$259,465	—	—
	11/12/2014	9,122	27,369	$88.71	11/12/2021	2,931	$236,766	6,563	$530,159
	11/12/2015	—	45,793	$98.24	11/11/2022	4,072	$328,936	7,125	$575,558

		183,289	106,767			10,215	$825,167	13,688	$1,105,717

James D. Frary	8/1/2007	5,000	—	$23.08	08/01/2017	—	—	—	—
	9/23/2010	18,750	—	$30.34	09/23/2017	—	—	—	—
	2/16/2011	52,500	—	$36.37	02/16/2018	—	—	—	—
	2/29/2012	39,370	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	41,991	13,997	$40.21	11/14/2019	—	—	—	—
	11/13/2013	23,173	23,173	$68.49	11/13/2020	3,796	$306,641	—	—
	11/12/2014	10,526	31,579	$88.71	11/12/2021	3,382	$273,198	7,572	$611,666
	11/12/2015	—	36,634	$98.24	11/11/2022	3,257	$263,100	5,701	$460,527

		191,310	105,383			10,435	$842,939	13,273	$1,072,193

Robert P. Mauch	2/29/2012	11,260	—	$37.37	03/01/2019	—	—	—	—
	11/14/2012	12,383	12,384	$40.21	11/14/2019	—	—	—	—
	11/13/2013	15,786	15,787	$68.49	11/13/2020	2,785	$224,972	—	—
	6/2/2014	—	—	—	—	10,000	$807,800	—	—
	11/12/2014	4,140	12,421	$88.71	11/12/2021	1,330	$107,437	2,979	$240,644
	11/11/2015	—	41,214	$98.24	11/11/2022	3,664	$295,978	6,413	$518,042

		43,569	81,806			17,779	$1,436,187	9,392	$758,686

(1)
Stock options granted before 2008 have a ten-year term and stock options granted during and after 2008 have a seven-year term. Stock options vest at a rate of 25% per year on the anniversary of the grant date over the four-year period from the date of grant.

(2)
Restricted stock awards and restricted stock units vest 100% on the third anniversary of the grant date.

(3)
Based on the closing price of our Common Stock of $80.78 per share on September 30, 2016, the last trading day of our fiscal year.

(4)
Represents the number of performance shares at maximum level attainment. Performance shares vest, if at all, subject to attainment of the applicable performance metrics at the end of the three-year performance period.

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OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2016

The following table sets forth the number of shares acquired upon the vesting of performance shares and the value realized upon exercise of stock options and vesting of restricted stock and restricted stock units during fiscal year 2016 by each of the named executive officers.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Steven H. Collis	217,194	$14,316,764	166,533	$14,592,771

Tim G. Guttman	—	—	20,862	$1,779,602

John G. Chou	63,750	$3,717,243	14,112	$1,210,733

James D. Frary	—	—	15,865	$1,352,340

Robert P. Mauch	12,667	$661,806	4,265	$411,956

(1)
Value realized on exercise is based on the fair market value of our Common Stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

(2)
Value realized on vesting is based on the fair market value of our Common Stock on the date of vesting before tax withholding and does not necessarily reflect proceeds actually received by the named executive officer.

PENSION BENEFITS

The named executive officers do not participate in any pension or supplemental pension plan.

NON-QUALIFIED DEFINED CONTRIBUTION AND
OTHER DEFERRED COMPENSATION IN FISCAL YEAR 2016

The following table sets forth information regarding participation by the named executive officers in AmerisourceBergen's deferred compensation plan and benefit restoration plan during fiscal year 2016 and at fiscal year end.

Name	(a) Executive Contributions in Last Fiscal Year to Deferred Compensation Plan	(b) AmerisourceBergen Contributions in Last Fiscal Year to AmerisourceBergen Corporation Benefit Restoration Plan (1)	(c) Aggregate Earnings in Last Fiscal Year in Deferred Compensation Plan (2)	(d) Aggregate Earnings in Last Fiscal Year in Benefit Restoration Plan (2)	(e) Aggregate Withdrawals/ Distributions	(f) Aggregate Balance at Last Fiscal Year End in Deferred Compensation Plan	(g) Aggregate Balance at Last Fiscal Year End in Benefit Restoration Plan (3)
Steven H. Collis	$315,507	$137,032	$252,005	$88,404	—	$2,533,181	$900,269

Tim G. Guttman	—	$59,267	—	$33,310	—	—	$337,542

John G. Chou	—	$51,032	—	$37,410	—	—	$353,482

James D. Frary	—	$52,522	$71,790	$23,788	—	$537,809	$213,342

Robert P. Mauch	$13,154	$36,434	$255	$12,206	—	$13,408	$112,718

(1)
The amounts shown as Company contributions to the benefit restoration plan are also reported as compensation to the named executive officer in the Summary Compensation Table.

(2)
Amounts shown represent the net change to the named executive officer's account in fiscal year 2016 for the aggregate gains and losses on the plan investments under the benefit restoration plan and the deferred compensation plan. The amounts shown are not considered above market or preferential earnings and are not reported as compensation in the Summary Compensation Table.

(3)
The amounts reflected in columns (f) and (g) for Mr. Collis, Mr. Guttman, Mr. Chou, and Mr. Frary, with the exception of the amounts reflected in columns (a), (b), (c) and (d), if any, have been reported in prior Company proxy statements. No portion of the amount reflected in columns (f) and (g) have been reported in prior Company proxy statements for Mr. Mauch because he was not a named executive officer prior to 2016.

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Deferred Compensation Plan.    Eligible executive officers may elect to defer up to 50% of their annual cash compensation and have the deferred amount credited in an account under the deferred compensation plan. Deferral elections are made in December for compensation to be earned in the next year. Election forms must be filed for each year an executive officer wishes to defer compensation and each form shall specify the method of payment of benefits and the time such payment is to commence. Participants select the investment options under the plan and may change their election at any time by contacting the plan administrator. Aggregate earnings and losses on plan investments are credited to participants' accounts on a quarterly basis. The deferred benefits will be distributed by us in accordance with the terms of the plan and payment will be made at the times elected by the executive officer in accordance with the election form. An executive officer must specify whether he or she wishes to receive payment starting in the year of retirement or in the year after retirement and may elect to receive the deferred benefits (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the plan.

AmerisourceBergen Corporation Benefit Restoration Plan.    Selected key management, including all of the named executive officers, participate in the benefit restoration plan. The benefit restoration plan credits the account of each eligible participant with an annual amount equal to four percent (4%) of the participant's base salary and bonus incentive to the extent that his or her compensation exceeds the annual compensation limit established for our 401(k) plan by the Internal Revenue Code. The compensation limit was $265,000 for 2016. Annual accruals under the executive plan commenced effective as of January 1, 2006. In addition to annual accruals, certain eligible participants were credited with an initial amount based on his or her service after the merger in 2001 to form AmerisourceBergen. Fidelity Investments administers the benefit restoration plan. Participants are permitted to allocate the amounts in their accounts among investment options specified by the benefit restoration plan administrator from time to time. Such allocation is only for the purposes of determining gains and losses based on the performance of the underlying investments. Fidelity credits participant accounts with plan benefits following the close of each calendar year. Account balances under the benefit restoration plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated for disability, death and a change in control (as long as the participant is employed by the Company on the date of the change in control). If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the benefit restoration plan.

Employment Agreements

We have employment agreements with each of our named executive officers. The employment agreements are substantially similar in form and substance. Each employment agreement provides the following:

  ■
  Continuation of base salary in effect for the named executive officer, subject to increase in accordance with our prevailing practice from time to time.

  ■
  Incentive compensation, bonus and benefits in accordance with our prevailing practice from time to time.

  ■
  Rights on our part to terminate the executive for cause or without cause.

  ■
  Rights on the executive's part to terminate for good reason (upon at least 60 days' prior written notice and opportunity for the Company to cure) or without good reason (upon at least 30 days' prior written notice).

  ■
  During, and for a period of two years following termination of employment, each of the named executive officers has agreed not to (i) compete, directly or indirectly, with any business in which we or our subsidiaries engage or are considering for development or investment or (ii) solicit any of our employees for employment. The non-compete obligation of our named executive officers also includes the obligation to abide by non-compete obligations to which we are subject as a result of a divestiture or other contractual restrictions.

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Potential Payments upon Termination of Employment or Change in Control

Termination of Employment without Cause or Resignation with Good Reason.    Our named executive officers' employment agreements provide for severance payments in the event that we terminate their employment without cause or they leave the Company for good reason. The table below identifies what would constitute cause or good reason to terminate employment under the agreements:

Cause for termination means:	Good reason for termination means:
Continued failure to substantially perform job duties	Reduction in base salary

Willful misconduct	Diminution of authority, duties or responsibilities

Conviction of a felony or a misdemeanor involving moral turpitude that materially harms the Company	Failure to provide agreed position or pay

In order to receive severance payments, the named executive officer must sign a release of any and all claims relating to his employment with us. These benefits include:

  ■
  payment of base salary for a period of two years following the loss of employment;

  ■
  payment of a pro rata bonus for the portion of the year completed prior to loss of employment or, in the case of certain executives, a two-year bonus continuation payment based on the average annual bonuses paid in the preceding three years;

  ■
  reimbursement of costs incurred by the executive to continue health coverage after the termination of employment;

  ■
  executive outplacement assistance; and

  ■
  accrued but unpaid cash compensation, such as unpaid base salary, vacation pay and business expenses (paid in a lump sum within 30 days of termination of employment)

To the extent compliance with Section 409A of the Internal Revenue Code is necessary to avoid the application of an excise tax to any of the foregoing payments and benefits, the employment agreements provide for deferral (without interest) of any affected amounts due in the six months following the termination of employment.

Termination of Employment with Cause or Resignation without Good Reason.    If we terminate an executive for cause or he resigns without good reason, we will not pay the executive any cash severance. We will, however, pay him accrued but unpaid cash compensation through the date of termination. These amounts will include base salary through the date of termination, declared but unpaid bonus, accrued vacation pay and outstanding employee business expenses.

Disability or Death.    If a named executive officer becomes disabled or dies, we will pay the executive, or his or her estate, the executive's pro rata target bonus and an amount equal to his or her accrued but unpaid cash compensation (including base salary, vacation pay and outstanding business expenses). We will pay this amount in a lump sum in cash within 30 days from the date of disability or death, except for the portion attributable to the cash bonus. That amount will be paid when the annual bonuses are paid to all employees generally.

Retirement Benefits and Deferred Compensation.    Following retirement or termination of employment, our named executive officers will receive payment of retirement benefits and deferred compensation under various plans in which they participate. The value of the deferred compensation as of September 30, 2016 is set forth in the table entitled "Nonqualified Defined Contribution and Other Deferred Compensation." There are no special or enhanced benefits under those plans for our named executive officers except that any account balances under the benefit restoration plan would vest upon an executive's disability or death or as a result of a change in control of the Company as long as the executive is employed by us on the date of the change in control.

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Change in Control.    We do not provide cash severance or enhanced benefits under the employment agreements with our named executive officers solely in connection with a change in control of the Company. Certain of our benefit plans provide for accelerated vesting in connection with a change in control as follows:

  ■
  account balances under the benefit restoration plan would immediately vest upon a change in control as long as the executive is still employed by us;

  ■
  unvested stock options will vest and restrictions on stock awards will lapse if the executive is involuntarily terminated by us, whether or not for cause, within two years after a change in control; and

  ■
  unvested performance shares will vest in the case of an executive's involuntary termination of employment, whether or not for cause, within two years of a change in control and the payout of the award, if any, will be based on a shortened performance period (extending from the beginning of the performance period through the end of the fiscal quarter preceding the change in control).

In addition, there are some circumstances where an award of benefits in connection with a change in control of the Company is discretionary. Our internal benefits committee has discretion under our Omnibus Incentive Plan to pay bonuses to eligible employees during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control. In the event of a change in control, the Board may, in its discretion, cancel outstanding options that are not exercised within 30 days of the change in control, cash out the value of outstanding options or restricted stock or make any other adjustments it deems appropriate under the Omnibus Incentive Plan. The Board may also cancel any award made under the Omnibus Incentive Plan in exchange for payment of an equal value in cash or stock.

No payments made to a named executive officer as a result of termination may constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. The employment agreements require us to reduce, if necessary, the amount of severance due to the named executive officers in connection with a termination of employment to ensure that such payments do not constitute excess parachute payments.

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The table below quantifies the potential payments that would be owed to each named executive officer under various scenarios involving the termination of employment or change in control of the Company as of September 30, 2016. The amounts presented are in addition to the balances under our deferred compensation plan (set forth on page 47):

Name	Benefit	Death and Termination with Disability	Termination by Executive without Good Reason	Termination by Company without Cause or by Executive for Good Reason	Termination by Company for Cause	Change in Control	Involuntary Termination with or without Cause within Two Years of Change in Control (1)
Steven H. Collis	Accrued Unpaid Salary	$23,846	$23,846	$23,846	$23,846	—	—
	2016 Bonus	$1,860,000	—	$1,860,000	—	—	—
	Salary Continuation	—	—	$2,480,000	—	—	—
	Bonus Continuation	—	—	$3,748,012	—	—	—
	COBRA Premiums	—	—	$52,655	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(2)	$14,071,625	—	—	—	—	$18,125,148
	Benefit Restoration Plan(3)	$900,269	$900,269	—	—	$900,269	—

	Total	$16,855,740	$924,115	$8,174,513	$23,846	$900,269	$18,125,148

Tim G. Guttman	Accrued Unpaid Salary	$13,654	$13,654	$13,654	$13,654	—	—
	2016 Bonus	$710,000	—	$710,000	—	—	—
	Salary Continuation	—	—	$1,420,000	—	—	—
	Bonus Continuation	—	—	—	—	—	—
	COBRA Premiums	—	—	$50,097	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(2)	$4,338,487	—	—	—	—	$5,548,456
	Benefit Restoration Plan(3)	$337,542	$337,542	—	—	$337,542	—

	Total	$5,399,683	$351,196	$2,203,751	$13,654	$337,542	$5,548,456

John G. Chou	Accrued Unpaid Salary	$12,000	$12,000	$12,000	$12,000	—	—
	2016 Bonus	$624,000	—	$624,000	—	—	—
	Salary Continuation	—	—	$1,248,000	—	—	—
	Bonus Continuation	—	—	$1,335,983	—	—	—
	COBRA Premiums	—	—	$46,388	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(2)	$3,238,865	—	—	—	—	$4,321,363
	Benefit Restoration Plan(3)	$353,482	$353,482	—	—	$353,482	—

	Total	$4,228,347	$365,482	$3,276,371	$12,000	$353,482	$4,321,363

James D. Frary	Accrued Unpaid Salary	$11,538	$11,538	$11,538	$11,538	—	—
	2016 Bonus	$600,000	—	$600,000	—	—	—
	Salary Continuation	—	—	$1,200,000	—	—	—
	Bonus Continuation	—	—	—	—	—	—
	COBRA Premiums	—	—	$51,325	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(2)	$3,314,667	—	—	—	—	$4,264,513
	Benefit Restoration Plan(3)	$213,342	$213,342	—	—	$213,342	—

	Total	$4,139,547	$224,880	$1,872,863	$11,538	$213,342	$4,264,513

Robert P. Mauch	Accrued Unpaid Salary	$11,538	$11,538	$11,538	$11,538	—	—
	2016 Bonus	$600,000	—	$600,000	—	—	—
	Salary Continuation(4)	—	—	$1,200,000	—	—	—
	Bonus Continuation(4)	—	—	—	—	—	—
	COBRA Premiums	—	—	$40,706	—	—	—
	Outplacement	—	—	$10,000	—	—	—
	Accelerated Vesting of Equity(2)	$3,149,805	—	—	—	—	$4,016,127
	Benefit Restoration Plan(3)	$112,718	$112,718	—	—	$112,718	—

	Total	$3,874,061	$124,256	$1,862,244	$11,538	$112,718	$4,016,127

(1)
The benefits shown are in addition to any amounts that the named executive officer would receive (i) as a result of the accelerated vesting of account balances under the benefit restoration plan upon a change in control, as shown in the column "Change in Control," or (ii) if the termination of his or her employment was without cause, as shown in the column "Termination by Company without Cause or by Executive for Good Reason." Applying the Section 280G analysis to benefits otherwise payable to Mr. Mauch in the event of a change in control and an involuntary termination of employment as of September 30, 2016 would result in a reduction in benefits in the amount of $616,253.

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(2)
The value of the accelerated vesting of unvested restricted stock is calculated by multiplying the number of shares of unvested restricted stock held by the named executive officer as of September 30, 2016 by $80.78, the closing price of our Common Stock on that date. The value of the accelerated vesting of unvested options is calculated by multiplying the number of unvested options held by the named executive officer on September 30, 2016 by the difference between the exercise price of the options and $80.78, the closing price of a share of our Common Stock on that date. Unvested restricted stock vests in the case of disability, death or an involuntary termination of employment within two years of a change in control of the Company. Unvested stock options vest upon an involuntary termination of employment within two years of a change in control of the Company. The value of the accelerated vesting of unvested performance shares is calculated based upon the performance to date multiplied by $80.78, the closing price of our Common Stock on September 30, 2016.

(3)
The amounts shown represent the value of unvested account balances under the benefit restoration plan for events that would result in the accelerated vesting and payment of those benefits. Account balances under the benefit restoration plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated upon disability, death and change in control of the Company (so long as the participant is employed by the Company on the date of the change in control). Unvested account balances are forfeited if the participant is terminated for any reason other than death or disability. If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the benefit restoration plan. Distribution of account balances upon termination of employment, death, disability or change in control are made in a lump sum.

(4)
In the case of death, the present value of amounts owed as salary continuation will be paid within a specified time after death. In addition, there is no bonus continuation in the event of death.

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Equity Awards.    Our restricted stock, restricted stock unit, performance share and stock option awards include provisions that result in the vesting or forfeiture of awards, depending on the reason for termination of employment. These provisions are as follows:

Reason for Termination	Unvested Awards	Impact on Expiration Date of Vested Options
Termination for Cause	Forfeit	Immediately upon termination

Voluntary Termination by Executive	Forfeit	3 months from date of termination

Termination without Cause	Forfeit Restricted Stock and
Restricted Stock Units
Forfeit Options
	Performance Shares forfeited if termination is prior to 18 months from the beginning of the performance period; otherwise, payout at end of performance period is reduced pro-rata for period of employment	1 year from date of termination

Involuntary Termination by AmerisourceBergen within 2 Years of Change in Control	Restrictions lapse on Restricted Stock and Restricted Stock Units Options vest Performance Shares vest with performance period measured only through end of quarter preceding change in control event	1 year from date of termination

Death	Restrictions lapse on Restricted Stock
and Restricted Stock Units
Forfeit Options
	Performance Shares forfeited if death is prior to 18 months from the beginning of the performance period; otherwise, performance shares vest and payout is reduced for period of employment and performance period is measured only through end of quarter preceding death	1 year from date of death

Disability	Restrictions lapse on Restricted Stock
and Restricted Stock Units
Forfeit Options
	Performance Shares forfeited if disability occurs prior to 18 months from the beginning of the performance period; otherwise, Performance Shares vest and payout is reduced for period of employment and performance period is measured only through end of quarter preceding disability	1 year from date of termination

Retirement (for awards granted prior to February 19, 2009)	Forfeit	3 years from date of termination

Retirement (for awards granted on or after February 19, 2009)	Restricted Stock, Restricted Stock Units, Performance Shares and Options continue to vest to the extent and according to the schedule set forth in the applicable award agreement	Expires at the end of the stated term in the applicable award agreement

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CERTAIN TRANSACTIONS

What is our policy with regard to loans to directors or officers?

Our corporate governance principles prohibit us from making any loans or extensions of credit to directors or executive officers. We do not have any programs under which we extend loans to either directors or officers.

What is our policy with respect to transactions with related persons?

We have a written Related Persons Transactions Policy, which is posted under the Investors section of our Internet website at www.amerisourcebergen.com. The Audit and Corporate Responsibility Committee must approve or ratify any transaction, arrangement or relationship exceeding $120,000 in which the Company and any related person has a direct or indirect material interest. This policy includes any series of transactions that exceeds $120,000 in the aggregate in any calendar year. Related persons include:

  ■
  directors and nominees;

  ■
  executive officers;

  ■
  persons controlling more than 5% of our Common Stock;

  ■
  the immediate family members of each of these individuals; and

  ■
  a firm, corporation or other entity in which any of these individuals is employed or is a partner or principal or in which any of these individuals has more than 5% ownership interest.

Related persons must notify our General Counsel in advance of any proposed transaction with us. They must explain the principal features of the proposed transaction, including its potential value and benefit to us. The General Counsel will refer all proposed related person transactions exceeding $120,000 to the Audit and Corporate Responsibility Committee for review.

The Audit and Corporate Responsibility Committee will consider the proposed transaction at its next regularly scheduled meeting. In reviewing the proposed transaction, the committee will take into account those factors it considers appropriate, including the business reasons for the transaction and whether the terms of the transaction are fair to the Company and no less favorable than would be provided by an unaffiliated third party. The committee will also consider, if applicable, whether the proposed transaction would impair the independence of a director or present an improper conflict of interest for directors, nominees or executive officers. Directors with an interest in any proposed transaction will not vote on the proposed transaction. The committee will review annually any ongoing related person transactions.

Do we have any transactions with related persons?

Yes. Walgreens Boots Alliance, through Walgreens Boots Alliance Holdings LLC (formerly known as WAB Holdings LLC), is a person controlling more than 5% of our Common Stock, and transactions between us and Walgreens Boots Alliance are subject to our Related Persons Transactions Policy.

We have a strategic relationship with Walgreens Boots Alliance established through various agreements and arrangements. Under certain of these agreements and arrangements, Walgreens Boots Alliance also has the right to designate up to two members of our Board upon achieving specified ownership levels of our Common Stock. We have summarized these agreements and arrangements with Walgreens Boots Alliance below.

As previously disclosed, in March 2013, we entered into various agreements and arrangements with Walgreens Boots Alliance, including a ten-year pharmaceutical distribution agreement pursuant to which we distribute branded and generic pharmaceutical products to Walgreens Boots Alliance and an agreement that provides us with the ability to access generics and related pharmaceutical products through a global sourcing arrangement with Walgreens Boots Alliance Development GmbH. In May 2016, our distribution agreement with Walgreens Boots Alliance and our global sourcing arrangement with Walgreens Boots Alliance Development GmbH were extended until 2026. In fiscal year 2016, Walgreens Boots Alliance accounted for 30% of our revenues.

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In connection with our strategic relationship, in March 2013, we entered into a Framework Agreement with affiliates of Walgreens Boots Alliance (the "Framework Agreement") pursuant to which (i) subsidiaries of Walgreens Boots Alliance were granted the right to purchase a minority equity position in AmerisourceBergen, beginning with the right, but not the obligation, to purchase up to 19,859,795 shares of our Common Stock in open market transactions, with the right to designate up to two members of our board of directors upon achieving specified ownership levels; and (ii) wholly-owned subsidiaries of Walgreens Boots Alliance were issued (a) warrants to purchase up to an aggregate of 22,696,912 shares of our Common Stock at an exercise price of $51.50 per share, exercisable during a six month period beginning in March 2016 (the "2016 Warrants"), and (b) warrants to purchase up to 22,696,912 shares of our Common Stock at an exercise price of $52.50 per share, exercisable during a six month period beginning in March 2017 (the "2017 Warrants" and, together with the 2016 Warrants, the "Warrants").

In March 2016, the 2016 Warrants were exercised in full for $1,168.9 million in cash. In August 2016, the 2017 Warrants were amended so that they became exercisable in whole or in part during the six month period beginning in August 2016 at an exercise price of $52.50. In August 2016, the 2017 Warrants were exercised in full for $1,191.6 million in cash. As previously disclosed, we took steps to mitigate the potentially dilutive effect of the exercise of the Warrants by repurchasing shares of our Common Stock on the open market over time and through the exercise of purchased call options, by entering into a series of issuer capped call transactions with a financial institution, and by undertaking strategic acquisitions. For more information on the steps we took to mitigate the potentially dilutive effect of the exercise of the Warrants and the effectiveness of those steps, please see Note 9 of our 2016 Annual Report on Form 10-K.

In addition to the Framework Agreement, we entered into a Shareholders Agreement with Walgreens Boots Alliance in March 2013. The Shareholders Agreement contains, among other things, certain restrictions on Walgreens Boots Alliance's ability to transfer its shares of our Common Stock. The Shareholders Agreement also contains certain standstill provisions that, among other things and subject to certain exceptions, prohibit Walgreens Boots Alliance from acquiring additional shares of our Common Stock. The standstill provisions prohibit Walgreens Boots Alliance from entering into voting agreements or granting a proxy to any other person; participating or engaging in a proxy solicitation with respect to AmerisourceBergen; seeking to control or influence the management or policies of AmerisourceBergen; or entering into or proposing a merger, business combination or other similar extraordinary transaction involving AmerisourceBergen. The foregoing restrictions do not prohibit Walgreens Boots Alliance from, subject to certain requirements, making private proposals to AmerisourceBergen subject to the approval of our Board, or competing with third-party acquisition proposals. The Shareholders Agreement also contains various provisions relating to board representation, voting arrangements, registration rights and other matters. The subsidiaries of Walgreens Boots Alliance that participated as investors in our Common Stock (including Walgreens Boots Alliance Holdings) are also subject to the above-mentioned restrictions and provisions.

Walgreens Boots Alliance became entitled to designate a director to our Board when it, together with its subsidiaries, achieved ownership of 5% or more of our Common Stock. Walgreens Boots Alliance met this 5% threshold as of April 9, 2014. On November 14, 2016, Walgreens Boots Alliance filed a Schedule 13D/A with the Securities and Exchange Commission disclosing that it owned 56,854,867 shares of our Common Stock, or approximately 25.8% of our shares of Common Stock outstanding as of September 30, 2016. Ornella Barra is currently serving on our Board as Walgreens Boots Alliance's designee and is a nominee for director. Ms. Barra is also a member of our Finance Committee.

Walgreens Boots Alliance will be entitled to designate a second director to our Board upon the acquisition in full by it, together with its subsidiaries, in one or more open market transactions, of 19,859,795 shares of our Common Stock (subject to certain adjustments). As of November 2, 2016, Walgreens Boots Alliance had acquired 11,461,043 shares of our Common Stock through open market transactions (all of which took place in April 2014). If Walgreens Boots Alliance divests our equity securities such that it owns less than 14%, but at least 5% of the Common Stock, Walgreens Boots Alliance will no longer be entitled to designate two directors to the Board and will only be entitled to designate one director to the Board. If Walgreens Boots Alliance divests our equity securities such that it owns less than 5% of the Common Stock, Walgreens Boots Alliance will no longer be entitled to designate any directors to the Board, and the Shareholders Agreement will, subject to certain exceptions, terminate.

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For so long as Walgreens Boots Alliance has the right to designate a director to our Board, subject to certain exceptions, including matters related to acquisition proposals, Walgreens Boots Alliance will be obligated to vote all of its shares of our Common Stock in accordance with the recommendation of the Board on all matters submitted to a vote of our stockholders (including the election of directors).

Do we have any transactions with persons related to management?

The wife of David W. Neu, a named executive officer in 2015, was employed as a vice president of AmerisourceBergen until July 31, 2016. She received approximately $348,355 in compensation for fiscal year 2016, which consisted of salary, bonus and other cash and equity compensation. The compensation for Ms. Neu was established in accordance with our standard employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
(Item 3 on the Proxy Card)

In accordance with the requirements of Section 14A of the Exchange Act, we are including this proposal, commonly known as a "say-on-pay" proposal, which gives our stockholders the opportunity to endorse our executive officer pay program and policies through the following resolution:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to AmerisourceBergen's named executive officers, as disclosed in AmerisourceBergen's proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion."

In deciding how to vote on this proposal, we encourage you to read the Compensation Discussion and Analysis section beginning on page 30 for a detailed description of our executive compensation philosophy and programs, the compensation decisions of the Compensation and Succession Planning Committee under those programs and the factors considered in making those decisions.

AmerisourceBergen's executive compensation program is strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of AmerisourceBergen. Our executive compensation policies have enabled AmerisourceBergen to attract and retain talented and experienced senior executives and have benefited AmerisourceBergen over time.

We believe that the fiscal year 2016 compensation of our named executive officers is reasonable and competitive, aligns with AmerisourceBergen's fiscal year 2016 results and positions us for future growth.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board; however the Board values stockholders' opinions, and the Compensation and Succession Planning Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Board unanimously recommends that you vote For the advisory resolution approving the compensation of AmerisourceBergen's named executive officers as described in this proxy statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table shows how much of our outstanding Common Stock is beneficially owned by each of the named executive officers, each of the directors and all directors and executive officers as a group as of November 30, 2016. The table also shows how much of our outstanding Common Stock is beneficially owned by owners of more than 5% of our outstanding Common Stock.

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According to the rules adopted by the SEC, a person "beneficially owns" securities if the person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%, based on 217,591,080 shares of Common Stock outstanding as of the close of regular trading on the NYSE on November 30, 2016.

Name and Address of Beneficial Owner(1)	Title of Beneficial Owner	Aggregate Number of Shares Beneficially Owned (#)(2)	Percent of Class
Steven H. Collis(3)	Chairman, President and Chief Executive Officer	1,165,569	*

Tim G. Guttman(3)	Executive Vice President and Chief Financial Officer	246,600	*

John G. Chou(3)	Executive Vice President and General Counsel	269,647	*

James D. Frary(3)	Executive Vice President and President, AmerisourceBergen Specialty Group	282,161	*

Robert P. Mauch	Executive Vice President and President, AmerisourceBergen Drug Corporation	82,482

Ornella Barra(4)	Director	56,854,867	26.1%

Douglas R. Conant(5)	Director	3,621	*

D. Mark Durcan	Director	1,000	*

Richard W. Gochnauer(5)	Director	63,488	*

Lon R. Greenberg(5)	Director	9,500	*

Jane E. Henney, M.D.(5)	Lead Independent Director	15,549	*

Kathleen W. Hyle(5)	Director	34,340	*

Michael J. Long(5)	Director	31,509	*

Henry W. McGee(5)	Director	21,486	*

All directors and executive officers as a group (20 people)(6)		59,581,310	27.4%

Blackrock, Inc. 55 East 52nd Street New York, New York 10005(7)		13,376,763	6.1%

Vanguard Group Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355(8)		15,582,567	7.2%

Walgreens Boots Alliance Holdings LLC(9) c/o Walgreens Boots Alliance, Inc. 108 Wilmot Road, Deerfield, Illinois 60015		56,854,867	26.1%

*
Less than 1.0%

(1)
The address for each named executive officer and director is: AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087.

(2)
Based on information furnished to us by the respective stockholders or obtained by us from sources we believe are reliable. We believe that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares shown opposite their names.

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(3)
Common Stock and the percent of class listed as being beneficially owned by our named executive officers include outstanding options to purchase shares of Common Stock, which are exercisable within 60 days of November 30, 2016, as follows: Mr. Collis—926,693 shares; Mr. Guttman—212,339 shares; Mr. Chou—227,661 shares; Mr. Frary—236,577 shares; and Mr. Mauch—78,289 shares.

(4)
The aggregate number of shares beneficially owned by Ms. Barra consists of the 56,854,867 shares that are held by Walgreens Boots Alliance Holdings LLC. By virtue of her position as Co-Chief Operating Officer of Walgreens Boots Alliance, Inc., Ms. Barra may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the 56,854,867 shares held by Walgreens Boots Alliance Holdings LLC.

(5)
Common Stock and the percent of class listed as being beneficially owned by our non-employee directors include outstanding options to purchase shares of Common Stock, which are exercisable within 60 days of November 30, 2016, as follows: Ms. Barra—0 shares; Mr. Conant—0 shares; Mr. Durcan—0 shares; Mr. Gochnauer—52,541 shares; Mr. Greenberg—0 shares; Dr. Henney—3,528 shares; Ms. Hyle—19,932 shares; Mr. Long—0 shares; and Mr. McGee—10,585 shares.

(6)
Includes all directors and executive officers, including the named executive officers. The aggregate number of shares beneficially owned by all directors and executive officers as a group includes the 56,854,867 shares that are held by Walgreens Boots Alliance Holdings LLC. See footnote (4) above.

(7)
This information is based on a Schedule 13G/A filed with the SEC on February 10, 2016 by Blackrock, Inc., which reports sole voting power with respect to 13,939,208 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 16,376,763 shares, shared dispositive power with respect to 0 shares, and an aggregate beneficial ownership of 16,376,763 shares.

(8)
This information is based on a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group, which reports sole voting power with respect to 369,789 shares, shared voting power with respect to 21,000 shares, sole dispositive power with respect to 15,186,639 shares, shared dispositive power with respect to 395,928 shares, and an aggregate beneficial ownership of 15,582,567 shares.

(9)
This information is based on a Schedule 13D/A filed with the SEC on November 14, 2016 by Walgreen Boots Alliance Holdings LLC, WBA Investments, Inc. and Walgreens Boots Alliance, Inc. which reports sole voting power with respect to 0 shares, shared voting power with respect to 56,854,867 shares, sole dispositive power with respect to 0 shares, shared dispositive ownership with respect to 56,854,867 shares, and an aggregate beneficial ownership of 56,854,867 shares.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of September 30, 2016 regarding our existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	11,775,272	(1)	$64	22,601,797.5(2)

Equity compensation plans not approved by security holders	—		N/A	—

Total	11,775,272		$64	22,601,797.5

(1)
Includes shares of our Common Stock to be issued upon exercise of outstanding options and vesting of restricted stock units and performance share awards under our Equity Incentive Plan and our Omnibus Incentive Plan.

(2)
Includes shares available for future issuances of equity awards (including options, restricted stock, restricted stock units and performance share awards) under the Omnibus Incentive Plan. As of March 6, 2014, we ceased to use the Equity Incentive Plan for issuances of equity awards.

59

ADVISORY VOTE ON THE FREQUENCY OF A
STOCKHOLDER VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
(Item 4 on the Proxy Card)

What am I voting on?

In accordance with Section 14A of the Exchange Act, our Board of Directors is asking you to vote on a proposal, commonly known as a "say-when-on-pay" proposal, which gives our stockholders the opportunity to advise our Board how often we should conduct an advisory stockholder vote on the compensation of our named executive officers. We are required to seek an advisory stockholder vote on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently. You are voting on the following resolution which reads:

  "RESOLVED, that a non-binding advisory vote of AmerisourceBergen's stockholders to approve the compensation of AmerisourceBergen's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables and any related material) shall be held at an annual meeting of stockholders, beginning with the 2017 Annual Meeting of Stockholders, (i) every year, (ii) every 2 years, or (iii) every 3 years."

The enclosed proxy card gives you four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted every year, every 2 years or every 3 years. You may also abstain from voting on this item. You are not voting to approve or disapprove the Board's recommendation on this item.

Is this vote binding on the Board of Directors?

Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory vote on the compensation of our named executive officers as it deems appropriate.

How does the Board of Directors recommend that I vote?

Our Board believes that an annual advisory vote on the compensation of our named executive officers is an important aspect of stockholder engagement. An annual "say-on-pay" vote facilitates direct and regular stockholder feedback on our compensation policies, which our Board values in determining the Company's compensation philosophy and designing our pay practices.

Based on our stockholders' strong support in our prior "say-when-on-pay" advisory vote in 2011, our Board believes that a majority of our stockholders prefer an annual vote. Since the advisory vote in 2011, we have conducted "say-on-pay" votes every year.

Therefore, our Board recommends that you vote for conducting an advisory vote on the compensation of our named executive officers every year, beginning with the 2017 Annual Meeting of Stockholders.

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APPROVAL OF AN AMENDMENT TO AMERISOURCEBERGEN'S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE RIGHT OF STOCKHOLDERS TO REMOVE
DIRECTORS WITH OR WITHOUT CAUSE
(Item 5 on the Proxy Card)

What am I voting on?

You are voting on an amendment to the Company's amended and restated certificate of incorporation (our "certificate of amendment") that would conform our certificate of incorporation to the Company's bylaws and allow directors to be removed by the stockholders with or without cause.

Why is this being voted on now?

Our certificate of incorporation currently provides that directors may be removed by the stockholders only for cause and only by the affirmative vote of the majority of the voting power of the shares present and entitled to vote at a meeting of the Company's stockholders.

In January 2016, our Board of Directors voted to amend our bylaws to provide that the Company's directors may be removed with or without cause by the stockholders. The Board took this action in light of a December 2015 decision by the Delaware Court of Chancery. In that case, the court held that if a Delaware corporation has neither a staggered board nor cumulative voting in the election of directors, provisions of the corporation's certificate of incorporation and bylaws providing that directors may be removed only "for cause" are contrary to Section 141(k) of the General Corporation Law of the State of Delaware and are therefore invalid and unenforceable.

Our Board of Directors approved in January 2016, and now recommends that the stockholders adopt, an amendment to our certificate of incorporation that provides that directors may be removed with or without cause by the holders of a majority of the shares of our Common Stock outstanding.

The certificate of amendment to our certificate of incorporation is attached to this proxy statement as Appendix B, and is incorporated herein by reference.

What provisions of our certificate of incorporation will be amended?

Section 5.05 of our certificate of incorporation currently allows directors to be removed only for cause. Section 5.05 would be amended to remove the "for cause" requirement, thus allowing directors to be removed with or without cause.

When will the amendment be effective?

If approved, the proposed amendment to our certificate of incorporation would become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware, which the Company would do as soon as practicable after stockholder approval is obtained for the proposed amendment.

How many votes are needed for this proposal and how are the votes counted?

Approval of the proposed amendment to our certificate of incorporation will require the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding. Abstentions will be counted toward the tabulation of votes cast on this matter and will have the effect of negative votes. Broker non-votes also will have the effect of negative votes.

There are no appraisal or similar rights of dissenters under Delaware law with respect to the amendment to our certificate of incorporation.

How does the Board of Directors recommend that I vote?

The Board unanimously recommends that you vote "FOR" the amendment to our certificate of incorporation.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers as well as persons who beneficially own more than 10 percent of our Common Stock to file with the SEC reports of ownership and changes in beneficial ownership of our Common Stock. Directors, executive officers and greater than 10 percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. We believe that during fiscal year 2016 all of our directors and executive officers complied with these requirements.

AVAILABILITY OF FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 (without exhibits or documents incorporated by reference therein), are available without charge to stockholders upon written request to the Corporate and Investor Relations Department, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, by calling (610) 727-7000 or via the Internet at www.amerisourcebergen.com.

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Stockholder Proposals for Inclusion in the 2018 proxy statement.    Any proposal of a stockholder that is intended to be presented by such stockholder at AmerisourceBergen's 2018 Annual Meeting of Stockholders must be received in writing by September 22, 2017 in order to be considered for inclusion in the 2018 proxy statement and the form of proxy relating to the 2018 meeting. All proposals should be submitted, along with proof of ownership of AmerisourceBergen Common Stock in accordance with SEC Rule 14a-8(e)(2), to: Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087. Stockholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws. Failure to deliver a proposal by these means may result in it not being deemed timely received.

Other Stockholder Proposals for Presentation at the 2018 Annual Meeting of Stockholders.    Stockholders of record who do not submit a proposal for inclusion in AmerisourceBergen's proxy materials under SEC Rule 14a-8, but who instead intend to nominate a person for election as director or to introduce an item of business at the 2018 Annual Meeting of Stockholders must provide advance written notice to us in accordance with our bylaws. Our bylaws set forth the procedures that must be followed and the information that must be provided in order for a stockholder to nominate a person for election as director or to introduce an item of business at the 2018 Annual Meeting of Stockholders. We must receive notice of your intention to introduce a nomination or other item of business at the 2018 Annual Meeting of Stockholders no earlier than November 2, 2017 and no later than December 2, 2017. Such notice should be addressed to Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087 and must include the information set forth in our bylaws. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2018 Annual Meeting of Stockholders will confer discretionary authority with respect to any such proposal.

The Chairman of the 2018 Annual Meeting of Stockholders may refuse to allow the transaction of any business or acknowledge the nomination of any person not made in compliance with the procedures set forth for such matters in our bylaws.

Proxy Access Stockholder Proposals for the 2018 Annual Meeting of Stockholders.    Eligible stockholders who do not seek to use the advance notice provisions for nomination of directors in Section 2.03(c) of our bylaws, but who instead intend to nominate a person for election as director under the proxy access provision in our bylaws must comply with the provisions of and provide notice to us in accordance with Section 3.16 of our bylaws. That Section sets forth the stockholder eligibility requirements and other procedures that must be followed and the information that must be provided to us in order for an eligible stockholder to have included in our proxy materials for the 2018 Annual Meeting of Stockholders up to two nominees for election as director at the Annual Meeting of Stockholders. We must receive the required notice and information specified in Section 3.16 no earlier than August 23, 2017 and no later than September 22, 2017. Such notice should be addressed to Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook,

62

Pennsylvania 19087. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2018 Annual Meeting of Stockholders will confer discretionary authority with respect to any such nomination.

Other Stockholder Communications.    Stockholder communications may be submitted at any time in writing to: Hyung J. Bak, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, PA 19087. Stockholder communications are communications from any stockholder to the Board of Directors, any committee or any director on matters that relate reasonably to their respective duties and responsibilities. Stockholder communications do not include stockholder proposals (discussed above) and stockholder recommendations for director nominee candidates (discussed under Stockholder Recommendations for Director Nominees). AmerisourceBergen's Secretary will determine, in his good faith judgment, which stockholder communications will be relayed to the Board of Directors, any committee or any director.

63

Appendix A

SUPPLEMENTAL INFORMATION: GAAP TO NON-GAAP RECONCILIATION

We publicly disclose certain non-GAAP financial measurements because management uses these non-GAAP measures for business planning purposes, including managing our business against internal projected results of operations and measuring our performance. We also use these non-GAAP measures to determine incentive compensation. The presented non-GAAP financial measures exclude items that management does not believe reflect the Company's core operating performance. The non-GAAP financial measures should be viewed in addition to, and not in lieu of, financial measures calculated in accordance with GAAP. The recurring adjustments made to arrive at these non-GAAP financial measures included Warrants expense; gain from antitrust litigation settlements; LIFO expense; acquisition-related intangibles amortization; and employee severance, litigation and other expenses. We also adjusted for a non-recurring charge related to a pension settlement and an impairment charge on an equity investment. We present these supplemental measures because we believe that these measures provide investors with important supplemental information with which to evaluate our performance on the same basis as management. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry.

We have defined the non-GAAP financial measure of adjusted diluted earnings per share as follows: diluted earnings per share, excluding the impact of the accounting dilution of the Warrants prior to their exercise, the shares purchased under our special share repurchase programs, net of the weighted average number of shares issued related to the March 2016 and August 2016 Warrants exercises, and the related interest expense incurred in connection with the $600 million of 1.150% senior notes due in May 2017, issued by the Company solely in connection with the special share repurchase programs. Adjusted diluted earnings per share also excludes the per share impact of recurring adjustments including Warrants expense; gain from antitrust litigation settlements; LIFO expense; acquisition-related intangibles amortization; employee severance, litigation and other; a non-recurring charge related to a pension settlement and an impairment charge on an equity investment; in each case net of the tax effect calculated using the applicable effective tax rate for those items. We prepare adjusted diluted earnings per share to eliminate the items that we consider to not be indicative of our ongoing operating performance due to their inherent unusual, non-operating, unpredictable, or non-recurring nature. We have defined the non-GAAP financial measure of free cash flow as net cash provided by operating activities minus capital expenditures. We have defined the non-GAAP financial measure of adjusted operating income margin as adjusted operating income divided by revenue.

The following is a reconciliation of the GAAP financial measures to their most directly comparable non-GAAP financial measures:

	Fiscal Year Ended September 30, 2016
(In thousands, except per share data)	Gross Profit	Operating Income	Income Tax (Benefit) Expense	Diluted Earnings Per Share(3)
GAAP	$4,272,606	$1,525,774	$(37,019)	$6.32

Warrants expense(1)	—	140,342	510,935	(1.66)

Gain from antitrust litigation settlements	(133,758)	(133,758)	(53,005)	(0.35)

LIFO expense	200,230	200,230	79,347	0.53

Acquisition-related intangibles amortization	—	147,262	58,457	0.39

Employee severance, litigation and other	—	102,911	40,781	0.27

Pension settlement	—	47,607	18,866	0.13

Adjusted Non-GAAP	$4,339,078	$2,030,368	$618,362	5.62 (2)

Adjusted Non-GAAP % changes vs. prior year period	8.3%	6.6%	–5.3%	13.8%

(1)
The Company received a private letter ruling from the Internal Revenue Service in November 2015, which entitles it to an income tax deduction equal to the fair value of the Warrants on the date of exercise. As a result, the Company recognized a tax benefit adjustment of approximately $456 million, which represented the estimated tax deduction for the increase in the fair value of the Warrants from the issuance date through September 30, 2015. A tax benefit of approximately $52 million was recognized primarily related to the change in the fair value of the Warrants during the fiscal year ended September 30, 2016. In connection with the fiscal 2014 special $650 million share repurchase program, the Company issued $600 million of 1.15% senior notes due in May 2017. The interest expense incurred relating to this borrowing has been excluded from the non-GAAP presentation.

A-1

(2)
The sum of the components do not equal the total due to rounding.

(3)
For the non-GAAP presentation, diluted weighted average common shares outstanding of 225,959 shares have been adjusted to exclude the dilutive impact of the Warrants prior to their exercise (10,415 shares) and the shares repurchased under special share repurchase programs, net of the weighted average number of shares issued related to the March 2016 and August 2016 Warrants exercises (13,357 shares), for a total number of non-GAAP diluted shares outstanding of 228,901.

	Fiscal Year Ended September 30, 2015
(in thousands, except per share data)	Gross Profit	Operating Income	Income Tax (Benefit) Expense	Diluted Earnings Per Share(3)
GAAP	$3,529,313	$422,220	$407,129	$(0.63)

Warrants expense(1)	—	912,724	28,540	3.91

Gain from antitrust litigation settlements	(65,493)	(65,493)	(24,933)	(0.18)

LIFO expense	542,807	542,807	206,648	1.46

Acquisition-related intangibles amortization	—	54,095	20,984	0.15

Employee severance, litigation and other	—	37,894	14,426	0.10

Impairment charge on equity investment(2)	—	—	—	0.13

Adjusted Non-GAAP	$4,006,627	$1,904,247	$652,794	$4.94

(1)
During the fiscal year ended September 30, 2015, the amount of Warrants expense deductible for income tax purposes was based on the initial 2013 valuation of the Warrants. In connection with the fiscal 2014 special $650 million share repurchase program, the Company issued $600 million of 1.15% senior notes due in May 2017. The interest expense incurred related to this borrowing has been excluded from the non-GAAP presentation.

(2)
Represents an impairment charge related to the Company's minority ownership interest in a pharmaceutical wholesaler in Brazil. Due to the nature of the loss, no tax benefit was recorded.

(3)
For the non-GAAP presentation, diluted weighted average common shares outstanding of 217,786 shares have been adjusted to exclude the shares repurchased under special share repurchase programs (7,629 shares) and include the impact of the stock option, restricted stock, and restricted stock units that were anti-dilutive for the GAAP presentation due to the GAAP loss (4,857 shares), for a total number of non-GAAP diluted shares outstanding of 230,272.

A-2

Appendix B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AMERISOURCEBERGEN CORPORATION

AmerisourceBergen Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

DOES HEREBY CERTIFY:

FIRST:    That the Board of Directors of AmerisourceBergen Corporation (the "Corporation"), at a meeting held on January 22, 2016, duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring the amendment to be advisable, and directing that the amendment be submitted to the stockholders of the Corporation for consideration at the 2017 annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing Section 5.05 of Article V so that this section will read as follows:

  Section 5.05.    Removal.    Any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term, or his or her earlier death, resignation or removal.

SECOND:    That the amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, AmerisourceBergen Corporation has caused this certificate to be signed by

Steven H. Collis, its Chairman, President and Chief Executive Officer, this           day of March, 2017.

By:	/s/ Steven H. Collis
	Name:	Steven H. Collis
	Title:	Chairman, President and Chief Executive Officer

B-1

AmerisourceBergen®

Where knowledge,
reach and partnership
shape healthcare delivery.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 AmerisourceBergen Corporation 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 2:00 PM Eastern Time, on March 2, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/ABC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the listed nominees, FOR proposals 2, 3 and 5 and “1YR” on proposal 4. 1. Election of Ten Directors. + For Against Abstain For Against Abstain For Against Abstain 1.1 Ornella Barra 1.2 Steven H. Collis 1.3 Douglas R. Conant 1.4 D. Mark Durcan 1.5 Richard W. Gochnauer 1.6 Lon R. Greenberg 1.7 Jane E. Henney, M.D. 1.8 Kathleen W. Hyle 1.9 Michael J. Long 1.10 Henry W. McGee For Against Abstain ForAgainst Abstain 2. Ratification of appointment of our independent registered public accounting firm for fiscal year 2017. 1 YR 3. Advisory vote to approve the compensation of our named executive officers. 2 YRS 3 YRS Abstain ForAgainst Abstain 4. Advisory vote on the frequency of a stockholder vote on the compensation of our named executive officers. 6. Other Matters. 5. Approval of an amendment to our certificate of incorporation so that directors may be removed with or without cause. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 0 0 7 3 8 1 02HBQD MMMMMMMMM B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — AmerisourceBergen Corporation + PROXY FOR ANNUAL MEETING OF STOCKHOLDERS March 2, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCEBERGEN CORPORATION, a Delaware corporation, does hereby constitute and appoint Steven H. Collis, John G. Chou and Hyung J. Bak, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCEBERGEN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Sofitel Philadelphia, 120 South 17th Street, Philadelphia, Pennsylvania 19103, on March 2, 2017 at 2:00 p.m., Eastern Time, and at any and all adjournments and postponements thereof, as stated on the other side. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 5 AND “1 YR” ON PROPOSAL 4, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 6. (Continued on the reverse side. Must be signed and dated on the reverse side) YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C